UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SYNCHRONOSS TECHNOLOGIES, INC. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

$21.7M
Income from Operations, a $32M YoY Improvement

5.7%
Year-over-Year Revenue Increase

$50.4M
Adjusted EBITDA 60.6% increase YOY [1]

6%
YoY Subscriber Growth

ANNUAL BUSINESS HIGHLIGHTS

>90%
Revenue Under Contracts of 3 Years or More

29%
Adjusted EBITDA Margin

566
Volunteer Hours to 11 Non-Profit Organizations

Personal Cloud
Signed 3-year contract extension with a major US Telecom Provider capsyl
Introduced Capsyl Cloud solution

synchronoss

2025 NOTICE OF MEETING AND PROXY STATEMENT

Fellow Stockholders,

2024 was a landmark year of steady progress and strategic growth for Synchronoss.

Having completed our first full year as a dedicated cloud solutions provider, we delivered on key priorities and stayed focused on building long-term value. We achieved 5.7% revenue growth, ending the year with $173.6 million in total revenue — driven primarily by a 6% year-over-year increase in subscriber growth. We closed 2024 with more than 11 million subscribers utilizing our white-label cloud platform.

As a trusted partner to some of the world’s largest telecom carriers, we continued to advance our cloud solutions to help our customers generate new and recurring revenue streams. In 2024, we secured key contract extensions, locking in more than 90% of our projected annual revenue. At the same time, we expanded the capabilities of our platform, integrating Artificial Intelligence to create smarter, more engaging user experiences — while reinforcing security and privacy across every touchpoint. Our solutions not only enhanced the end-user experience but also deepened the connection between carriers and their customers — strengthening brand loyalty and reducing churn.

But performance is only part of our story.

I’m especially proud of the culture our team continues to build — one rooted in accountability, collaboration, and purpose. In 2024, Synchronoss employees planned and participated in 20 volunteer events, contributing more than 500 hours of service. From environmental cleanups and park beautification projects to food security initiatives, healthcare support, and school supply drives, our teams gave back in meaningful, hands-on ways that reflect who we are.

We believe performance and purpose go hand in hand. That belief continues to shape how we lead, how we work, and how we plan. As consumers and businesses generate and store more data than ever, the need for secure, scalable cloud solutions is growing exponentially — and Synchronoss is well-positioned to capitalize on this demand. In the year ahead, we’re focused on accelerating innovation and subscriber growth, driving operational excellence, and scaling our business to seize this global opportunity.

Thank you for your trust and partnership.

Sincerely,

Jeffrey G. Miller President and Chief Executive Officer April 29, 2025

Synchronoss Technologies

2025 NOTICE OF MEETING AND PROXY STATEMENT

Synchronoss Technologies, Inc.
200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey 08807
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF SYNCHRONOSS TECHNOLOGIES, INC.
Notice is hereby given that Synchronoss Technologies, Inc. (the “Company”) will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 10, 2025 at 11:00 a.m. Eastern Time via a live interactive audio webcast on the internet. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/SNCR2025 during the meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
•	Election of two Class I members of the Company’s Board of Directors to serve until the 2028 annual meeting of stockholders of the Company;
•	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025;
•	Advisory vote on executive compensation; and
•	Transaction of other business that may properly come before the meeting.
A Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement for our Annual Meeting of Stockholders (the “Proxy Statement”) and our annual report for the year ended December 31, 2024 on Form 10-K (together with the Proxy Statement, the “proxy materials”) through the internet or a printed copy of the proxy materials is being mailed to stockholders of record on or about April 29, 2025. The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following internet address: http://materials.proxyvote.com/87157B.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Synchronoss’ corporate headquarters at the address listed above for the ten-day period prior to the Annual Meeting.
Only stockholders of record at the close of business on April 14, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations at (949) 574-3860. For questions regarding your stock ownership, you may contact our transfer agent, Equiniti Trust Company, LLC, formerly American Stock Transfer & Trust LLC, by e-mail through their website at www.equiniti.com or by phone at (800) 468-9716 (within the U.S. and Canada) or shareowneronline.com.
By order of the Board of Directors,

Christina B. Gabrys
Chief Legal Officer and Corporate Secretary
April 29, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2025.
The Proxy Statement and annual report to stockholders is available at http://materials.proxyvote.com/87157B.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIA THE LIVE WEBCAST, PLEASE FOLLOW THE INTERNET VOTING INSTRUCTIONS ON YOUR NOTICE OR PROXY CARD TO ASSURE REPRESENTATION OF YOUR SHARES.
Synchronoss Technologies

Synchronoss Technologies i

PROXY SUMMARY

Proxy Summary
This proxy statement (“Proxy Statement”) is furnished in connection with solicitation of proxies by our Board of Directors (“Board”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via a live interactive audio webcast on the Internet at 11:00 a.m. Eastern Time on June 10, 2025, and any postponements or adjournments thereof. Beginning on or about April 29, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. As used in this Proxy Statement, the terms “Synchronoss,” the “Company,” “we,” “us,” and “our” mean Synchronoss Technologies, Inc. and its subsidiaries unless the context indicates otherwise.
Annual Meeting

Date: June 10, 2024	Time: 11:00 a.m. ET	Location: www.virtualshareholder meeting.com/SNCR2025

Ways to Vote If you are a stockholder of record, you may cast your vote in any of the following ways:

Vote in Person	Vote by Mail	Vote by Telephone	Vote by Internet
Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholder meeting.com/SNCR2025	If you received printed copies of the proxy materials by mail, you may vote by proxy by filling out, signing and dating the proxy card, and returning it in the envelope provided.	You may vote by proxy by telephone by following the instructions provided in the Notice or the proxy card, by calling (800) 690-6903.	You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the Notice or the proxy card.

If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.
Proposals to be Voted On:
The following proposals will be voted on at the Annual Meeting of Stockholders.

Proposals		Board Recommendation	Required Vote
1	Election of two directors	✔ For Nominees	Plurality
2	Ratification of appointment of Ernst & Young LLP as independent registered public accountants	✔ For	Majority Voted
3	Advisory vote on executive compensation	✔ For	Majority Voted
Synchronoss Technologies 1

Proxy Statement Highlights
The following summary provides general information about Synchronoss Technologies, Inc., referred to as Synchronoss or the Company, and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire proxy statement and our 2024 annual report on Form 10-K. Our 2024 annual report on Form 10-K accompanies this proxy statement and was previously filed with the Securities and Exchange Commission, or SEC. In this proxy statement, we reference various information and materials available on our corporate website. We have included our website address in this proxy statement as an inactive textual reference only. Information on our website is not incorporated by reference in this proxy statement.
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of United States securities laws, including without limitation, statements regarding corporate responsibility and governance matters. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “goal,” “believe,” “will,” “may,” “could,” “would,” “should,” “plan,” “project,” “expect,” “intend,” “priority,” “outlook,” “guidance,” “objective,” “forecast,” “anticipate,” “estimate,” “seek,” “trend,” “target” and “strategy,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this proxy statement is filed with the SEC. Important factors that may affect future results and outcomes include, but are not limited to those set forth in our 2024 annual report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any voting or investment decision. The forward-looking statements contained in this proxy statement should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this proxy statement is first filed with the SEC, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.
Company Overview
Synchronoss Technologies, Inc. is a global leader in personal cloud solutions, trusted by over 11 million subscribers worldwide. Our easy-to-deploy, white-label SaaS platform empowers telecom operators and service providers to deliver secure, engaging cloud experiences — seamlessly backing up, organizing, and protecting subscribers’ digital content across devices. Leveraging innovative AI-powered experiences, such as personalized Memories, we help providers build stronger subscriber relationships, deepen customer loyalty, and clearly differentiate their offerings. Our mission is to help our customers efficiently grow revenue, reduce innovation costs, and deliver cloud experiences subscribers trust and value.
2 Synchronoss Technologies

Our Values
Our Company values help shape who we are and what we can expect from each other. We strive to live our values in how we operate the Company so we can deliver on our commitments to our employees, our customers and our stockholders.

Synchronoss Technologies 3

2024 Business and Financial Highlights
2024 marked our first full year as a dedicated cloud solutions provider and our global team remained unwavering in its commitment to enhancing operational efficiency and driving transformative progress across the business.
We fortified our financial foundation, achieving full-year revenue of $173.6 million, reflecting a 5.7% year-over-year growth. Our adjusted EBITDA1 increased by 61% to $50.4 million2. This boost in profitability reinforced our financial resilience, delivering more than $20 million in positive income from operations and generating $8.8 million in net cash flow. These achievements underscore our capacity to invest in innovation and drive long-term shareholder value.
In 2024 we also integrated advanced technology and leveraged Artificial Intelligence to revolutionize how users interact with and preserve their digital memories. By employing generative AI, we intelligently tagged, curated, and organized content, making memories more accessible and easier to relive. We also enhanced security and usability, empowering users to manage and personalize their digital memories with confidence that their data is protected.
The evolution of our platform facilitated expansion, enabling Synchronoss to strengthen existing partnerships by extending our contracts with two major global telecom providers and grow our subscriber base by 6% year-over-year, surpassing 11 million total subscribers. These advancements reinforced our recurring revenue base and further solidified the essential role our cloud solutions play in our partners' digital ecosystems.
Information about our Board of Directors
Our Board is presently comprised of seven directors. Our restated certificate of incorporation provides for a classified board consisting of three classes of directors, each of which shall consist, as nearly as possible, of one-third of the total number of directors. Currently, two classes consist of two directors and one class consists of three directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire shall be elected (or re-elected) to serve from the time of election and qualification until the third annual meeting following their election. Of our seven directors, two are women, and one member of our Board is Asian. The age of our board members ranges from 38 to 73.

Director Nominee	Age	Director Since	Committee Membership	Independent
Jeffrey G. Miller	61	2021	Business Development (Chair)	No
Laurie L. Harris	66	2019	Audit (Chair), Nominating/Corporate Governance	Yes
Continuing Directors
Kristin S. Rinne	70	2018	Audit, Compensation, Nominating/Corporate Governance (Chair)	Yes
Martin F. Bernstein	38	2021	Audit, Compensation, Business Development	Yes
Kevin M. Rendino	58	2023	Audit, Business Development	Yes
Mohan S. Gyani	73	2019	Compensation (Chair), Business Development	Yes
Stephen G. Waldis	57	2000	Business Development	No

1
Management believes adjusted EBITDA is a valuable lens through which investors should view the Company’s financial performance because it provides a clearer picture of operational performance by excluding non-recurring, non-operational, and non-cash expenses, allowing for more accurate comparisons across different companies and industries.

2
2024 Adjusted EBITDA of $50.4M is calculated as follows: Net income of $4.6 million; plus: Stock-based compensation $6.4 million, Restructuring, transition and cease-use lease expense $4.9 million, Sublease receivable impairment $0.8 million, Depreciation and amortization $17.1 million, Interest expense $18.0 million and Provision for income taxes $7.6 million; less: Change in contingent consideration ($0.1) million, Litigation expense ($0.4) million, Interest income ($0.8) million, Other expense ($9.3) million and Preferred stock dividend, net of gain on repurchase of preferred stock ($1.6) million.

4 Synchronoss Technologies

Corporate Governance Summary

Synchronoss Technologies 5

Corporate Responsibility and Governance
At Synchronoss, we are committed to operating responsibly in a manner that positively impacts the global community in which we do business. We believe in the importance of environmental sustainability, strong governance and fostering a positive corporate culture. Our goal is to provide an environment where all employees can thrive while upholding our responsibilities to our stakeholders and the communities in which we operate.

Environmental Sustainability

Driving Sustainability
•
We have reduced our office footprint and installed sensor-based lighting to minimize energy consumption and promote sustainability.
•
Our flexible work policy allows employees to work remotely, significantly reducing commuting-related greenhouse gas emissions.
•
We continuously monitor and enhance our sustainability initiatives to further decrease our environmental impact.

Social Responsibility and Positive Corporate Culture

Connecting Communities
•
Our "Connecting Through Culture" e-newsletter is distributed monthly to promote employee awareness and appreciation of global cultures.
•
Now in its fourth year, SyncCares continues to drive our corporate social responsibility efforts, encouraging employees to give back to the communities in which we live and work.
•
In the past year, we provided volunteer services in three countries, supporting 11 different non-profit organizations with a total of 566 volunteer hours contributed by 120 employees.
•
We are dedicated to professional growth, providing 13,000 total hours of employee training, covering technical talks, soft skills workshops, and specialized technical courses.
•
We have enhanced our learning and development platforms to provide employees with cutting-edge resources and training opportunities.
•
Our commitment to employee well-being is reflected in the more than 100 wellness workshops we hosted throughout the year. As well as the comprehensive and competitive employee benefits and compensation we offer.

Corporate Governance

Fostering Governance
•
Our Audit Committee and Nominating/Corporate Governance Committee actively monitor the effectiveness of our corporate governance structures.
•
At the leadership level, our Chief Legal Officer and Chief Compliance Officer, along with our Governance, Risk, and Compliance team, assess, monitor, and control risk across the business.
•
We maintain a comprehensive training program covering governance and compliance topics, which is updated annually to ensure adherence to best practices.
•
We have instituted an annual corporate policy review to ensure that all corporate policies reflect the latest regulatory and industry standards.
•
Our Disclosure Committee, composed of senior members from across the business, ensures that all internal controls are functioning appropriately and that our financial and operational disclosures remain accurate and transparent.
•
We have implemented an AI Governance policy and procedure to ensure the responsible use of AI internally and within our products.
•
We continuously monitor and refine our cybersecurity policies and procedures to uphold best practices in safeguarding the data and content of our employees, customers, and their subscribers.

Our corporate responsibility and governance practices reflect our ongoing commitment to responsible business operations, ethical leadership, and sustainable growth. We continue to integrate these considerations into our corporate strategy to drive long-term value for our stakeholders while fostering a culture of integrity, inclusivity, and innovation.
6 Synchronoss Technologies

Key Executive Compensation Governance Attributes
We believe that a sound executive compensation program is grounded in good governance practices and we have refined our long term incentive program and short term incentive program to include the metrics with the goal of aligning our executive compensation with the interests of the stockholders.

Synchronoss Technologies 7

Questions & Answer about this Proxy Material & Voting Matters
Q:	Why am I receiving these proxy materials?
A:
Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on June 10, 2025 at 11:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth within this statement. The Notice of Annual Meeting, this Proxy Statement and accompanying form of proxy card are being made available to you on or about April 29, 2025. This Proxy Statement includes information that we are required to provide to you under rules promulgated by the U.S. Securities and Exchange Commission

(the “SEC”) and that is designed to assist you in voting your shares.
Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This Proxy Statement for the Annual Meeting;
•	Our Annual Report on Form 10-K for the year ended December 31, 2024; and
•	The proxy card or a voting instruction form for the Annual Meeting, if you have received the proxy materials in the mail.
Q:	How can I get electronic access to the proxy materials?
A:
The Company’s proxy materials are available at http://materials.proxyvote.com/87157B and at www.synchronoss.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will continue until you terminate it.
Q:	Who can vote at the Annual Meeting?
A:
Our voting securities consist solely of our common stock (“Common Stock”), of which 11,498,479 shares were outstanding on the record date. Only holders of our Common Stock are entitled to vote at the Annual Meeting in connection with the matters set forth in this Proxy Statement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey for the ten-day period prior to the Annual Meeting.

Q:	How do I vote at the Annual Meeting?
A:	Stockholder of Record: Shares Registered in Your Name
If, on April 14, 2025, your shares of Common Stock were registered in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record and may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy on the internet or via telephone as instructed below or submit your proxy card to ensure your vote is counted.
If you are a stockholder of record, you may vote at the Annual Meeting or by one of the following methods:
•
By Internet — You may vote by proxy via the internet at www.proxyvote.com by following the instructions provided in the Notice or the proxy materials, by following the instructions provided in the proxy card.

•
By Telephone — You may vote by proxy via telephone by following the instructions provided in the Notice or, if you received printed copies of the proxy materials by mail, by calling the toll-free number found on the proxy card.

•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•	By Internet During the Annual Meeting — Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/SNCR2025.
8 Synchronoss Technologies

Please note that the internet (other than during the Annual Meeting) and telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m., Eastern Time on June 9, 2025. The individuals named as proxies will vote your shares in accordance with your instructions.
We provide internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote. However, please be aware that you are responsible for any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 14, 2025, your shares of Common Stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may direct your broker or other agent on how to vote the shares in your account.
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from us. A number of brokers and banks participate in a program provided through Broadridge Financial Services that enables beneficial holders to grant proxies to vote shares via telephone or the internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the internet at Broadridge’s website at www.proxyvote.com. To vote by internet during the Annual Meeting, you must obtain your 16-digit control number from your broker, bank, or other agent.
Q:	What do I need to be able to attend the Annual Meeting online?
A:
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SNCR2025. The webcast will start at 11:00 a.m. Eastern Time on June 10, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Q:	How many votes do I have?
A:	Each share of our Common Stock you owned on the record date entitles you to one vote on each matter that is voted on.
Q:	What if I do not make specific voting selections?
A:	Stockholder of Record — If you are a stockholder of record and you:
•	Indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board, or
•	Sign and return a proxy card without giving specific voting instructions, then your shares will be voted “For” the election of Jeffrey Miller and Laurie Harris as members of the Company’s Board of Directors, “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, and “For” the approval of the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owner — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on any matter other than Proposal 2 with respect to your shares. This is generally referred to as a “broker non-vote.”
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Q:	Can I change my vote after submitting my proxy?
A:	Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:
•
You may change your vote using the internet or telephone methods described above prior to 11:59 p.m., Eastern Time on June 9, 2025, in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted.

•	You may submit another properly completed timely proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to our Secretary at 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey 08807.
•	You may attend and vote during the Annual Meeting. Simply attending the meeting will not, by itself, revoke your previously delivered proxy.
If you are a beneficial owner of your shares and wish to change or revoke your previously delivered proxy, you must contact the broker, bank or other agent holding your shares and follow their instructions for changing your vote.
Q:	Who is paying for this proxy solicitation?
A:
We will pay for the entire cost of soliciting proxies for the Annual Meeting. In addition to the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials.

Q:	Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
A:
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the internet. Beginning on or about April 29, 2025, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at http://materials.proxyvote.com/87157B. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders, but we only received one Notice or full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders at that address. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	How are votes counted?
A:
Each share of Common Stock is entitled to one vote. Votes will be counted by the inspector of election appointed for the Annual Meeting. Prior to the Annual Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will determine the number of shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties. The determination of the inspector of elections as to the validity of proxies will be final and binding.

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Q:	What vote is required to approve each proposal?
Our directors are elected by a plurality of the votes cast at an annual meeting of stockholders, meaning the two nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. An instruction to “Withhold” authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote with respect to this proposal. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal, such broker or nominee does not have discretionary voting power) will have no effect on the election of a nominee.
Ratification of the appointment by our Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2025 requires a “For” vote from the majority of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as either “For” or “Against” this proposal and will have no effect on this proposal. Because this proposal is a routine matter, a broker or other nominee may generally vote, although several large brokerage firms have recently eliminated discretionary voting even for “routine” matters. Therefore, if you hold your shares through such brokerage firms, then your shares might not be voted, even for “routine” matters if you do not give voting instructions to your broker.
The advisory approval of the compensation of the Company’s NEOs as described in this Proxy Statement requires a “For” vote from the majority of all of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as either “For” or “Against” this proposal and will have no effect on this proposal. Even though your vote is advisory and therefore will not be binding on the Company, our Compensation Committee will review the voting results and take them into consideration when making future executive compensation decisions.
If there are insufficient votes to approve any of the matters, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original Annual Meeting unless you revoke or withdraw your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Q:	Is my vote confidential?
A:	Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Q:	What is the quorum requirement?
A:
A quorum of stockholders is necessary to hold a valid stockholders meeting. A quorum will be present if a majority of the voting power of all of the Company’s outstanding shares is represented by stockholders present at the Annual Meeting or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the chair of the meeting or the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date. Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to the proposals until the polls have closed for voting on the proposals.

Q:	How can I find out the results of the voting at the Annual Meeting?
A:
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be set forth in a Current Report on Form 8-K to be filed by the Company with the SEC no later than four business days after the Annual Meeting.

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Q:	How can I submit a question at the Annual Meeting?
A:
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/SNCR2025, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The Company will have the questions and answers available after the Annual Meeting and will provide them upon request.

Q:	What if I have technical difficulties or trouble accessing the Annual Meeting?
A:
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, technical support phone numbers will be available on the virtual meeting registration page fifteen minutes prior to the start time of the meeting and will remain available until the Annual Meeting has ended.

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Corporate Governance at Synchronoss
Corporate Governance Guidelines
Synchronoss is unwavering in its commitment to robust and systematic corporate governance, which we believe is fundamental to sustaining our success and building long-term value for our stockholders. Our Board has adopted Corporate Governance Guidelines (the “Guidelines”), which are reviewed annually to ensure the incorporation of the latest best practices in governance. These Guidelines provide the framework within which our Board can effectively function and oversee the business. The Guidelines address several critical areas, including the composition and responsibilities of our Board, director independence, management succession planning and evaluation, access to information, executive sessions, communication with stockholders, target ownership by and remuneration of directors, Board committees, and the selection of new directors. They also outline the interaction between our Chief Compliance Officer and the Board, as well as the responsibilities of our Disclosure Committee.
In addition to the Guidelines, we have adopted a Workplace Code of Ethics and Business Conduct (the “Code”) applicable to all employees, officers (including our principal executive officer, principal financial officer, principal accounting officer, or individuals in equivalent roles), and directors. Consistent with our Code, we have developed a Supplier Code of Conduct to extend our values and those of our customers to our suppliers. The Guidelines and Code are available on the Investor Relations section of our website at www.synchronoss.com.
We have a Governance, Risk and Compliance Committee (“GRC Committee”) composed of the Chief Compliance Officer, Chief Legal Officer, Chief Information Security Officer and other rotating members as may be necessary from time to time. The GRC Committee is tasked with reviewing the Company’s enterprise risk framework, monitoring developments in corporate governance, implementing new or updated policies or procedures as necessary, and monitoring and coordinating the assumption of risk across the Company. In 2024, our GRC Committee focused on the governance of artificial intelligence both internally and within our products. The committee established an AI Governance Policy and created the AI Governance Committee consisting of the Chief Compliance Officer, Director— GRC, Vice-President—Global Procurement and Vice-President—Engineering to oversee and enforce the AI Governance policy. We also consistently monitor and update our cybersecurity policies and procedures to ensure best practices, thereby safeguarding the data and content of our employees, customers, and their subscribers.
Our Board regularly reviews legal and regulatory requirements, evolving best practices, and other developments. As a result, the Board may modify, waive, suspend, or repeal the Guidelines or Code as it deems necessary or appropriate, in the exercise of its judgment or in the best interests of our stockholders. Any substantive amendments to the Guidelines or the Code will be promptly disclosed on our website, as required by applicable laws or regulations.
Board Leadership Structure
Consistent with the Guidelines, our Board recognizes the importance of retaining the flexibility to allocate the responsibilities of our Chief Executive Officer (“CEO”) and Chair of the Board in a manner that best serves the interests of our Company. The Board periodically assesses who should serve these roles and whether the positions should be held independently or jointly. The Board believes that it should not be constrained by a strict policy directive when making these decisions. Should the Board determine that combining the roles of CEO and Chair of the Board is in our best interest, the Guidelines stipulate that a Lead Independent Director must be elected by a majority vote of the independent members of the Board. The Lead Independent Director is responsible for coordinating the activities and meetings of the independent Board members, determining appropriate schedules and agendas for Board meetings, and ensuring robust corporate governance. Additionally, the Board continually evaluates its leadership structure to ensure it aligns with our evolving best interests and our stockholders.
The Board has determined that our Company and our stockholders are best served by having Mr. Waldis, one of our founders, serve as Chairperson of the Board, and Mr. Miller serve as CEO and a member of the Board. As CEO, Mr. Miller holds primary responsibility for managing our day-to-day operations, setting the overall business strategy, and ensuring the successful growth of the business. Mr. Waldis’ extensive experience as our founder, long-time CEO, and Chair of the Board makes him well-suited to serve as Chair, assist in sales and business development activities, and provide consultative support to the CEO upon Mr. Miller’s request.
Independence of our Board of Directors
Each year, as part of our assessment of director independence, our Nominating/Corporate Governance Committee and our full Board conduct a review of the financial and other relationships between each director, or any of their immediate family members, and our Company, our senior management, companies with whom we have business dealings and our independent registered public
Synchronoss Technologies 13

accounting firm, in addition to reviewing any other relationship which may impact the independent judgment of any member of the Board when executing his or her responsibilities as a member of the Board. Our Board also consults with our legal counsel to ensure that its determinations are consistent with all relevant laws and regulations regarding the definition of independence, including those set forth in pertinent listing standards of The Nasdaq Capital Market (“Nasdaq”), as amended from time to time. Consistent with those considerations, after review of all relevant transactions or relationships, our Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Stephen G. Waldis, who serves as our Chairperson, and Jeffrey Miller, who serves as our CEO. Our independent directors meet in regularly scheduled executive sessions where only independent directors are present. There are no family relationships among any of our directors or executive officers.
Board of Directors Oversight of Risk Management
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other SEC filings. Assessing and managing risk is the responsibility of our management. Our Board oversees management in the execution of its responsibilities including our approach to risk management. An overall review and assessment of risk is inherent in our Board’s consideration of our operations, business plans, and proposed strategy. Additionally, our Board regularly reviews various risks arising out of transactions and strategic opportunities that are presented to our Board. At least annually, our Board also reviews and analyzes the strategic and operational risks, including cybersecurity risks, and opportunities that face our Company as a whole, as well as those related to specific areas of our business, including governance, audit, artificial intelligence and cybersecurity.
Our Board delegates the oversight of certain categories of risk affecting our operations to designated Board committees, which report their findings to our full Board. The Audit Committee is responsible for overseeing our Board’s execution of its risk management oversight responsibilities. It implements and oversees policies governing the process by which our leadership team and other individuals responsible for risk management assess and manage our exposure to significant financial risk, as well as information technology and cybersecurity risks, and the steps they have taken to monitor and control such exposure, based on consultation with the leadership team and independent auditors. Our Audit Committee also annually reviews the audit plan of management, our information technology and cybersecurity risks and mitigation strategies, the domestic and international tax function and treasury operations, and conformity with ethics and compliance standards. In addition, our Board has delegated to other Board committees the oversight of risks within their areas of responsibility and expertise. For example, our Compensation Committee oversees the risks associated with our compensation practices, including an annual assessment of our compensation policies and practices for our employees.
Stockholder Communications with our Board of Directors
Members of management and our Board regularly communicate with our stockholders. In the event a stockholder wants to communicate with our management and independent directors, they may do so by sending a letter to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Eighth Floor, Bridgewater, New Jersey 08807, Attention: Secretary. Each communication should set forth the (i) name and address of the stockholder as they appear on our books and, if the shares of our Common Stock are held by a broker, bank or other agent, the name and address of the beneficial owner of such shares, and (ii) number of shares of our Common Stock that are owned of record by such record holder and/or beneficially by such beneficial owner. Our Secretary will review all communications from stockholders and has the authority to disregard or take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, our Secretary will forward it, depending on the subject matter, to the chairperson of a committee of our Board or a particular director, as appropriate.
Clawback Policy
In compliance with Nasdaq listing requirements, our Board adopted a Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) to allow us to recover incentive-based compensation paid to executive officers in the event that we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws.
Insider Trading Policy
Synchronoss Technologies, Inc. prohibits the unauthorized disclosure and misuse of any non-public information. We have an insider trading policy that governs the purchase, sale and other transactions of our securities by directors, officers and employees, as well as consultants, independent contractors or designated agents, and their respective family members and controlled entities. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Listing Standards.
14 Synchronoss Technologies

Our Insider Trading Policy prohibits persons covered by the policy from engaging in certain speculative transactions or transactions designed to offset decreases in the market value of our securities, including short sales, publicly-traded options and hedging. Our Insider Trading Policy also prohibits persons covered by the policy from holding our securities in a margin account or pledging our securities as collateral for a loan without approval of the Chief Compliance Officer. The full text of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Equity Grant Policies and Practices
Although we do not have a formal policy with respect to the timing of our equity award grants, the compensation committee generally grants annual equity awards on a predetermined annual schedule and we do not take material nonpublic information into account when determining the timing and terms of such awards. In addition, we do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In 2024, no option grants or other equity award grants were issued within four days prior to or within one day after filing our Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or Current Report on Form 8-K disclosing material non-public information.
Board Self-Evaluation
Our Nominating/Corporate Governance Committee oversees an annual self-evaluation process to analyze and review our Board’s and its Committees’ performance and the performance of each of the members of our Board. Our Nominating/Corporate Governance Committee reviews these results and discusses them with the full Board with the intention of utilizing them to enhance our Board’s effectiveness and, if necessary, develop action plans.
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Director Qualifications and Skills
Our Nominating/Corporate Governance Committee is responsible for recommending to our Board nominees for election as directors each year and evaluating new candidates as appropriate. This assessment includes an evaluation of each director’s skills and experience, qualification as independent, as well as various other factors including the differences in perspectives, experiences, and background each member of the Board individually brings to the Board. Our Nominating/Corporate Governance Committee then looks for the following skills and experience in individual members of the Board to enhance the function of the Board as a whole.
Director Qualifications and Skills

16 Synchronoss Technologies

Board of Directors and Committee Duties
Our Board oversees, counsels and directs management in the long-term interests of our Company and our stockholders. Our Board, individually and through its committees, is responsible for:
•	Overseeing the conduct, assessment and other operational risks to evaluate whether our business is being properly managed;
•	Reviewing and approving our strategic, financial and operating plans and other significant actions;
•	Evaluating the performance of and reviewing and determining the compensation of our CEO and other executive officers;
•	Planning for succession for our CEO and monitoring management’s succession planning for other executive officers; and
•	Overseeing the processes for maintaining the integrity of our financial statements, public disclosures, and compliance with laws and ethics.
Board Structure and Committees
During 2024, our Board met seven times and acted three times by unanimous written consent. Each director attended at least 75% of our Board meetings and of each committee of which he or she served as a member. All of our then-serving directors attended our 2024 Annual Meeting of Stockholders. Our Board has established an Audit Committee, a Compensation Committee, a Business Development Committee and a Nominating/Corporate Governance Committee. Our Board has delegated various responsibilities and authority to its committees as generally described below.
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Audit Committee
Current Members: • Laurie L. Harris (Chair) • Kristin S. Rinne • Martin F. Bernstein • Kevin M. Rendino 7 Meetings in 2024 2 Actions by Unanimous Written Consent
Our Audit Committee oversees the integrity of our financial statements, compliance with applicable legal and regulatory requirements, effectiveness of our internal controls and audit function, and the qualifications, independence, and performance of our independent registered public accounting firm. Our Audit Committee also discussed with our independent registered public accounting firm the overall scope and plans for their audit and met with them on a regular basis without members of management. Our Audit Committee consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, our Audit Committee:

•
Reviews our annual audited and quarterly financial statements and SEC reporting;

•
Reviews management’s assessment of risk pertaining to our reporting and disclosure controls and monitors our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm;

•
Reviews our compliance with legal matters that have a significant impact on our financial statements;

•
Establishes procedures for the receipt and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
Appoints, compensates, reviews procedures to ensure the independence of and oversees the work of, our independent registered public accounting firm, including approving services and fee arrangements;

•
Reviews with senior members of our management our policies and practices regarding risk assessment and risk management, including information technology and cybersecurity risks, to assess the steps taken by management to monitor and control such risks and exposures;

•
Approves all related party transactions;

•
Reviews and discusses, based on periodic consultations with our management and independent audits (i) guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage our exposure to risk and (ii) the adequacy and effectiveness of our overall risk control environment and the steps taken by our management to monitor and control risk exposure in such environment;

•
Reviews periodically the adequacy and effectiveness of our internal and disclosure controls, including our policies regarding compliance with legal, regulatory, code of conduct, ethical and internal auditing standards;

•
Reviews earnings press releases prior to issuance; and

•
Reviews findings and recommendations of our independent registered public accounting firm and management’s response to their recommendations.

Our Audit Committee is currently comprised of the following four directors: Laurie L. Harris (Chair), Kristin S. Rinne, Martin F. Bernstein and Kevin M. Rendino. Our Audit Committee met seven times during 2024 and acted twice by unanimous written consent. Our Board annually reviews the definition of independence for Audit Committee members set forth in the Nasdaq listing standards and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) and 5605(c)(2) of the Nasdaq listing standards). In addition to qualifying as independent under the Nasdaq rules, each member of our Audit Committee can read and has a working understanding and comprehension of fundamental financial statements. Our Board has determined that Ms. Harris is an audit committee financial expert, as defined by Item 407(d) of Regulation S-K based on a qualitative assessment of her level of knowledge and capability based on a number of factors, including her formal education and experience. The designation does not impose on Ms. Harris any duties, obligations or liability that are greater than are generally imposed on her as a member of our Audit Committee and our Board, and her designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board. Our Audit Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.

18 Synchronoss Technologies

Compensation Committee
Current Members: • Mohan S. Gyani (Chair) • Kristin S. Rinne • Martin F. Bernstein 13 Meetings in 2024 2 Actions by Unanimous Written Consent
Our Compensation Committee is currently comprised of the following three directors: Mohan Gyani (Chair), Kristin Rinne and Martin Bernstein, each of whom is independent, as currently defined in Rule 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards. Mr. Waldis and Mr. Miller also attend Compensation Committee meetings in a non-voting observer capacity but do not participate in discussions regarding their own compensation. Each member of our Compensation Committee is an independent director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Compensation Committee met thirteen times and acted by unanimous written consent twice during 2024. Our Compensation Committee is charged by our Board to:

•
review and approve our compensation strategy and philosophy;

•
review and approve our annual corporate goals and objectives related to executive compensation and evaluate performance in light of these goals;

•
review and approve policies and all forms of compensation and other benefits to be provided to our employees (including our NEOs), including among other things the annual base salaries, bonus, stock options, restricted stock awards and other incentive compensation arrangements;

•
oversee the administration of our Clawback Policy;

•
determine the salaries and incentive compensation of our CEO;

•
in consultation with the CEO, determine the salaries and incentive compensation of our other executive officers;

•
make recommendations from time to time to our Board regarding non-employee director compensation matters;

•
recommend, for approval by the Board, the adoption or amendment of our equity and cash incentive plans;

•
administer our stock purchase plan and equity incentive plans;

•
oversee the administration of our other material employee benefit plans, including our 401(k) plan; and

•
review and approve other aspects of our compensation policies and matters as they arise from time to time.

A more detailed description of our Compensation Committee’s functions can be found in our Compensation Committee charter, which can be found on the Investor Relations section of our website at www.synchronoss.com.

Our Compensation Committee has also established a Key Employee Equity Awards Committee, with our CEO as the sole member, whose purpose is to approve equity awards to our newly hired and current employees, other than executive officers and subject to guidelines previously approved by our Compensation Committee. Our Key Employee Equity Awards Committee acted by unanimous written consent 4 times in 2024.

In accordance with Nasdaq listing standards, our Compensation Committee, under its charter, may select and retain, and is directly responsible for the appointment, compensation and oversight of, compensation consultants or any other third party to assist in the evaluation of director and officer compensation, as well as any other compensation matters. In addition, our Compensation Committee has the responsibility to consider the independence of these advisers in accordance with applicable law and/or Nasdaq listing standards. Our Compensation Committee retained Grant Thornton Advisors LLC (“GT”) as its compensation consultant in 2024. In 2024, GT performed various services for us in addition to its services as compensation consultant, including global tax and compliance services and statutory audits for certain of our foreign entities. Our Compensation Committee assessed the independence of GT pursuant to applicable SEC rules and Nasdaq listing standards and concluded that the work of GT has not raised any conflict of interest. Our Compensation Committee considers the information provided by GT when making decisions with respect to compensation matters, along with information it receives from management and its own judgment and experience. GT serves at the discretion of our Compensation Committee and our Compensation Committee approves the fees paid to GT.

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Compensation Committee Interlocks and Insider Participation
During the calendar year ending on December 31, 2024, Mohan Gyani (Chair), Kristin Rinne and Martin Bernstein served as members of our Compensation Committee. None of the members of our Compensation Committee was an officer or employee of our Company at any time during 2024 and none of the members of our Compensation Committee has ever served as an officer of our Company or had any relationship with us requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Business Development Committee
Current Members: Jeffrey G. Miller (Chair) Stephen G. Waldis Mohan S. Gyani Martin F. Bernstein Kevin M. Rendino 7 Meetings in 2024
The current members of our Business Development Committee are: Jeffrey G. Miller (Chair), Stephen G. Waldis, Mohan S. Gyani, Martin F. Bernstein and Kevin M. Rendino. All members of our Business Development Committee other than Mr. Waldis and Mr. Miller are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Our Business Development Committee reviews certain strategic business development and growth opportunities and recommends those that it determines are in line with our short-term and long-term strategic goals. Our Business Development Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.

20 Synchronoss Technologies

Nominating/Corporate Governance Committee
Current Members: • Kristin S. Rinne (Chair) • Laurie L. Harris 4 Meetings in 2024
The current members of our Nominating/Corporate Governance Committee are: Kristin Rinne (Chair) and Laurie Harris. Our Nominating/Corporate Governance Committee met 4 times in 2024. All members of our Nominating/Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). In addition, our Nominating/Corporate Governance Committee:

•
Reviews and reports to our Board on a periodic basis with regard to matters of corporate governance;

•
Evaluates the performance of our CEO and establishes his annual goals;

•
Recommends qualified candidates to our Board for election as our directors, including the directors our Board proposes for election by the stockholders at the Annual Meeting and directors nominated by our stockholders;

•
Reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies and on matters relating to the practices of directors and the functions and duties of the various Board committees;

•
Develops and implements our Board’s annual self-assessment process and works with our Board to implement improvements in their effectiveness;

•
Reviews succession plans periodically with our CEO relating to positions held by elected corporate officers;

•
Reviews and makes recommendations to our Board regarding the size and composition of our Board and the appropriate qualities and skills required of our directors in the context of the then current make-up of our Board and our business; and

•
Establishes and periodically reviews stock ownership guidelines for our executive officers and directors.

Our Nominating/Corporate Governance Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.

Our Nominating/Corporate Governance Committee has established procedures for the nomination process and leads the search for, selects and recommends candidates for election to our Board. Consideration of new director candidates typically involves a series of committee discussions, the review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of our Board or by our executive officers. From time to time, our Nominating/Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Nominating/Corporate Governance Committee also considers candidates proposed in writing by stockholders, provided those proposals meet the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws, and are accompanied by certain required information about the candidate in accordance with our amended and restated bylaws and organizational documents. Candidates proposed by stockholders will be evaluated by our Nominating/Corporate Governance Committee using the same criteria as for all other candidates. Stockholders may contact the Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposal, see “Stockholder Proposals for the Next Annual Meeting.”

In considering nominees for our Board, our Nominating/Corporate Governance Committee considers each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders’ long-term interests. These factors, along with others considered useful by our Nominating/Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of our Board at a particular point in time. As a result, the priorities and emphasis of our Nominating/Corporate Governance Committee and of our Board may change from time to time to take into account changes in our business and other trends and the portfolio of skills and experience of current and prospective directors. While the variety of experiences and viewpoints represented on our Board should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should not be chosen nor excluded because of race, color, gender, national origin or sexual orientation or identity.

Synchronoss Technologies 21

Meet our Executive Officers
Information about our Executive Officers
The following table sets forth the name, age and position of each of our executive officers as of April 14, 2025.

Jeffrey Miller Age 61 Current Positions • President, Chief Executive Officer and Director
Jeffrey Miller has served as our President, Chief Executive Officer and a Director since March 2021, after holding the position of interim President and Chief Executive Officer since September 2020. Mr. Miller joined Synchronoss as Chief Commercial Officer in October 2018. Mr. Miller previously served as President of IDEAL Industries Technology Group from December 2017 to October 2018. Prior to IDEAL, Mr. Miller held several senior sales and operations positions at Motorola during a 16-year tenure, most recently as Corporate Vice President and General Manager of Operations in North America for Motorola Mobility, LLC. Mr. Miller received a degree in business from Miami University of Ohio and a master’s degree in Business Administration from The Ohio State University. Our Board believes Mr. Miller’s qualifications to sit on our Board include his broad experience in the software and services industry and his experience with our Company.

Louis W. Ferraro Jr. Age 68 Current Positions • Executive Vice President, Chief Financial Officer
Louis W. Ferraro Jr. joined Synchronoss in 2018 and has served as Executive Vice President, Chief Financial Officer since November 2022. Prior to serving as Chief Financial Officer, Mr. Ferraro was Acting Chief Financial Officer from August 2022 to November 2022 and Executive Vice President Financial Operations and Chief Human Resources Officer from November 2021 to August 2022. Prior to joining Synchronoss Mr. Ferraro was a business consultant for Populus Group supporting Comcast Corporation. From 2014 through 2016, he was the Chief Operating Officer and Chief Financial Officer of BrandYourself.com, Inc. where he led the finance and operations team during a period of intense growth. From 2010 to 2014, Mr. Ferraro served as Chief Financial Officer of AWI/iMobile as well as Chief Executive Officer of the Magicpins.com business unit. From 2008 to 2019 he served as the Chief Financial Officer of Vitaltrax.com. From 2004 to 2008, Mr. Ferraro was a senior vice president for IDT where he founded TuYo Mobile, a wireless MVNO. From 1991 to 2004, he held various positions with AT&T Mobility and prior to that he held various finance and operations positions at Verizon Wireless. Mr. Ferraro graduated with a Bachelor of Science degree from Montclair State University and earned his CPA in New Jersey.

Patrick J. Doran Age 52 Current Positions • Executive Vice President, Chief Technology Officer
Patrick J. Doran has served as our Executive Vice President, Chief Technology Officer since January 2007. Prior to that position, Mr. Doran served in various positions, including Vice President of Research & Development and Chief Architect since joining our Company in 2002. From 2000 to 2002, Mr. Doran was a Senior Development Engineer at Agility Communications, a member of the technical staff at AT&T/Lucent from 1996 to 2000 and a Software Engineer at General Dynamics from 1995 to 1996. Mr. Doran received a bachelor’s degree in computer and systems engineering from Rensselaer Polytechnic Institute and a master’s degree in Systems and Industrial Engineering from Purdue University.

22 Synchronoss Technologies

Christina B. Gabrys Age 44 Current Positions • Executive Vice President, Chief Legal Officer, Secretary
Christina B. Gabrys joined Synchronoss in 2016 as senior counsel. She was promoted to Assistant General Counsel in 2018 and Chief Compliance Officer in 2020. She was promoted to Senior Vice President, Chief Legal Officer and Secretary in July 2021 and to Executive Vice President, Chief Legal Officer and Secretary in 2024. Prior to joining Synchronoss, Ms. Gabrys was counsel for Openwave Messaging from 2013 through 2016. From 2007 through 2013, Ms. Gabrys was an associate at a boutique litigation firm. She holds a Bachelor of Arts in Philosophy, History and Communications from Cornell College, a Juris Doctorate from the University of Illinois College of Law and a Master of Laws in International Commercial Law from the University of Nottingham.

Director Compensation
This section provides information regarding the cash & equity compensation policies and the compensation provided to our directors in 2024.
Non-Employee Director Compensation Program
Each member of our Board who is not an employee of our Company is entitled to the following compensation pursuant to our non-employee director compensation program:

Compensable Position / Event	Compensation
Initial Equity Grant	Non-qualified stock option to purchase 3,334 shares(1)
Annual Cash Retainer	$50,000
Annual Equity Grant	Restricted Stock awards with an aggregate grant date fair value of $200,000(2)
Committee Chairperson Retainer	$20,000 (Audit) $15,000 (Compensation) $10,000 (Nominating/Corporate Governance) $10,000 (Business Development)
Committee Member Annual Cash Retainer	$10,000 (Audit) $7,500 (Compensation) $5,000 (Nominating/Corporate Governance) $5,000 (Business Development)

(1)	Options vest one-third in three equal installments on the anniversary date of the grant date.
(2)	2024 grant of restricted stock awards to directors vest on the anniversary date of the grant date.
Our Compensation Committee annually reviews the amounts awarded under our non-employee director compensation program based on their analysis of the competitive range of the equity granted to directors at our peer group companies and other publicly available information. The actual number of restricted stock awards and shares of underlying stock options is determined based on the grant date fair value of the equity awards. In 2024, due to the limited availability of shares remaining for issuance under our 2015 Equity Incentive Plan, the Board voluntarily agreed to reduce the value of the annual equity compensation under our non-employee director compensation program for 2024 to $120,000 at the time of the compensation committee’s approval of the award. The annual retainer fees are paid to our directors quarterly at the beginning of each quarter. In addition, we have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at our Board and Committee meetings. With respect to any director who has at least ten years of service as a director with the Company, in the event the director leaves the Company (other than for cause) or dies, any unvested equity is accelerated provided, however, that any vested options shall be required to be exercised within ninety days of the director’s last day as a director of the Company.
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Chairperson Compensation
As Chairperson, Stephen Waldis received a base salary of $168,750 in 2024. Mr. Waldis did not receive any cash incentive bonus in 2024. Mr. Waldis did receive an equity grant in 2024 as described below.
The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during 2024. Mr. Miller, our current Chief Executive Officer and President, did not receive additional compensation for his service as a director. Mr. Miller is not included in the table below.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation	Stock Awards(1)(2) ($)	Total ($)
Stephen G. Waldis	$168,750	-0-	$96,000	$264,750
Mohan Gyani	$70,000	-0-	$96,000	$166,000
Laurie Harris	$75,000	-0-	$96,000	$171,000
Kristin S. Rinne	$77,500	-0-	$96,000	$173,500
Martin F. Bernstein	$72,500	-0-	$96,000	$168,500
Kevin M. Rendino(3)	$65,000	-0-	$96,000	$161,000

(1)
The amounts in this column reflect the aggregate grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic No. 718. See Note 16 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of our assumptions in estimating the fair value of our stock awards and option awards.

(2)
Due to the limited availability of shares remaining for issuance under our 2015 Equity Incentive Plan in 2024 the Board voluntarily agreed to reduce the value of the annual equity compensation under our non-employee director compensation program for 2024 to an aggregate amount of 12,000 shares of restricted stock awards.

(3)	Mr. Rendino assigns all of his cash and equity compensation to 180 Degree Capital.
Director Stock Ownership Guidelines
We have established stock ownership guidelines for our directors to retain an equity stake in the Company to more closely align their interests with those of our stockholders. Each director is required to own the number of shares of our Common Stock with a value equal to three times the annual cash retainer for service on our Board. Currently, this would be $150,000. Ownership is calculated annually based on the closing sales price of our Common Stock on Nasdaq for the last trading day in the prior year. Any newly elected director has three years from the date of his or her election to achieve the targeted equity ownership level. As of December 31, 2024, each of our directors owned at least the number of shares of our Common Stock required by these guidelines based on the price of our Common Stock on such date or were within their 3-year accumulation period.
Limitation of Liability and Indemnification
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to (i) enter into indemnification agreements with our directors and officers and (ii) purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers. The form of indemnification agreement with our directors provides that we will indemnify each director against any and all expenses incurred by that director because of his or her status as one of our directors, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with any legal proceeding. Our restated certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
•
for any breach of a director’s duty in respect of unlawful payments of dividends or stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law and the breach of a director’s duty of loyalty to us or our stockholders;

•	for any transaction from which the director derives any improper personal benefit; and
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.
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Our restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of our restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified in order to adversely affect the protection of our directors.
Compensation Risk Management Considerations
Each year, our Compensation Committee reviews our compensation practices and policies for all employees, including our NEOs, and assesses whether they have the potential to incentivize employees to take risks that are reasonably likely to have a material adverse effect on our Company. Since our annual performance-based bonus and equity programs are designed to align our employees’ compensation with both our short- and long-term business objectives and performance, and therefore enhance stockholder value, our Compensation Committee believes that our compensation practices and policies discourage behavior that leads to excessive risk-taking. Therefore, our Compensation Committee believes our practices and policies will promote balanced risk management and are not likely to have a material adverse effect on our Company. Set forth below are the key risk-balancing elements of our compensation practices and policies:

Financial Performance Measures
The ranges set for financial performance measures are designed to reward success without encouraging excessive risk taking. Pursuant to our performance-based equity and performance-based cash award plans, the number of performance-based restricted cash units or shares and the amount of cash to be issued is based on our financial performance over a specific period. There are capped payouts under our cash incentive plan and the performance-based restricted cash units or shares, which help mitigate risk.

Equity Vesting Periods
Time-based restricted stock awards and stock options typically vest over three years. The performance-based restricted cash units or shares and the performance-based cash awards are earned upon determination of the achievement of our performance metrics established for the performance period and vest after the completion of the three-year plans. The vesting of the equity awards is designed to reward continued service with us, increases in our stock price and achievement of corporate goals designed to enhance stockholder value.

Equity Retention Guidelines
All executive officers are required to acquire within five years of becoming an executive officer, and hold while they are executive officers, shares (vested and unvested) having a value of at least three times, or five times in the case of our CEO, their respective base salaries.

No Hedging
Our employees, including our NEOs and all other officers, directors and their designees, are not permitted to enter into any transaction designed to hedge or offset any decrease in the market value of our securities, or having the effect of hedging or offsetting the economic risk of owning our securities that have been granted to the officer or director as compensation or held directly or indirectly by the employee or director.

Recoupment and Related Policies
As part of our Workplace Code of Ethics and Business Conduct, we will investigate all reported instances of questionable or unethical behavior of a director, NEO or other employee and, where improper behavior or failure to act is found to have occurred, we will take appropriate action up to and including termination. If an investigation uncovers that an individual has committed fraud or other improper acts that cause our financial statements to be restated or otherwise affected, our Board has discretion to take immediate and appropriate disciplinary action with respect to that individual up to and including termination. Our Board also has discretion to pursue whatever legal remedies are available to prosecute that individual to the fullest extent of the law and may seek to recoup or recover any amounts that he or she inappropriately received as a result of his or her improper actions, including but not limited to any annual or long term incentives that he or she received to the extent the individual would not have received that amount had the improper action not been taken. We have adopted a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements consistent with the requirements of the Exchange Act Rule 10D-1.

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Compensation of Executive Officers
Compensation Discussion and Analysis
This section discusses our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for our Named Executive Officers (our “NEOs”) for the fiscal year ended December 31, 2024. The table below sets forth our NEOs for 2024:

Named Executive Officer	Title as of December 31, 2024
Jeffrey Miller	Chief Executive Officer and President
Louis Ferraro Jr.	Executive Vice President, Chief Financial Officer
Patrick Doran	Executive Vice President, Chief Technology Officer
Christina Gabrys	Executive Vice President, Chief Legal Officer, Secretary

Executive Summary
Our executive compensation philosophy and programs are designed to attract, retain and motivate high-quality executives who possess the diverse skills and talents required to help us achieve our short and long-term financial and strategic goals. Our executive compensation programs are designed to foster a performance-oriented culture that aligns our executives’ interests with those of our stockholders over the long term. To provide for this alignment of interests, in 2024 our compensation programs provided that over 74% of our CEO’s and an average of approximately 58% of our NEOs’ targeted compensation were tied to long-term, equity-based incentives. By tying a portion of our NEOs’ targeted compensation to equity-based incentives, our Common Stock’s value needs to increase in order for our NEOs to realize an increase in value related to our Company’s restricted stock awards or cash units. Moreover, our Company needs to hit certain financial and strategic metrics in order for our NEOs to vest in the shares underlying our performance-based restricted stock awards or cash units. To further provide for performance-based equity awards, 100% of the total 2024 equity grants to each of our NEOs are either restricted stock awards of our Common Stock, or cash units subject to performance-based vesting. Accordingly, we believe that the compensation of our NEOs is both appropriate for, and responsive to, the goal of maximizing stockholder value, as the majority of each NEO’s compensation is allocated to performance-based incentives.
2024 Compensation Program Highlights
Our executive compensation program is designed to attract, retain and motivate high-quality executives and drive the creation of long-term stockholder value by tying a significant portion of our executives’ compensation to Company and individual performance. Our compensation philosophy and programs are designed to achieve the following objectives:

Pay for Performance
Provide a strong relationship of pay to performance through:
•
Performance-based cash bonus tied primarily to achievement of corporate short-term financial and strategic goals.
•
Long term incentive awards that deliver value based on the performance of our Common Stock and the achievement of pre-determined, objective financial and business goals.

Emphasis on Variable Compensation
•
Total compensation is heavily weighted toward incentive compensation (i.e., annual cash bonuses and long-term equity incentives).
•
Annual performance-based cash bonuses focus our NEOs on key short-term financial and strategic, goals.
•
Long-term incentives focus our NEOs on sustainable, long-term stockholder value creation. The value realized by our NEOs depends substantially on our long-term performance, achievement of our financial and strategic goals and the value of our Common Stock, which we believe aligns our NEOs’ interests with the long-term interests of our stockholders.

Fixed Compensation Component
Provide base salary based on our Compensation Committee’s general understanding of current competitive compensation practices in the market and amongst a group of pre-defined peers, our NEO’s role and responsibilities, length of tenure, internal pay equity, and individual and Company performance.

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The following highlights some of the key components of our pay for performance policies and practices:

At-Risk Compensation	A majority of the compensation of our CEO and our other NEOs is “at-risk,” meaning it is tied to Company performance over the short- and/or long-term.
Incentive Award Metrics	Objective incentive award metrics tied to key Company performance indicators are established and approved at the beginning of the performance period.
Performance Long-Term Incentives
The number of performance-based restricted cash units or shares earned is based on our financial performance over a specified period, aligning our NEOs’ interests with the long-term interests of our stockholders.

Time-Based Equity Vesting	Equity awards subject to time-based vesting vest ratably over three years to promote retention.
Stock Ownership Guidelines	Maintain stock ownership guidelines to support the alignment of interests between our NEOs and stockholders.
No Hedging	Prohibition on hedging exposure of, or direct interest in, our Common Stock.
No Pledging	Prohibition on pledging our Common Stock.
Recoupment and Related Policies
Investigation of all reported instances of questionable or unethical behavior of a director, NEO or other employee and, where improper behavior or failure to act is found to have occurred, we will take appropriate action up to and including termination. Our Board has discretion to pursue whatever legal remedies are available to prosecute that individual to the fullest extent of the law and must seek to recoup or recover any amounts that he or she inappropriately received as a result of his or her improper actions, including but not limited to any annual or long term incentives that he or she received to the extent the individual would not have received that amount had the improper action not been taken. We have a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements consistent with the requirements of the Exchange Act Rule 10D-1.

Our Compensation Committee oversees the design and administration of the compensation of our NEOs and certain other executive officers, with an enhanced focus on the individual compensation of our NEOs. For 2024, our CEO assessed the performance of our NEOs (other than himself), consulted with other members of management, including our Chairperson and our compensation consultant, and made recommendations to our Compensation Committee regarding the amount and the form of the compensation of our NEOs and other key employees, including the performance goals, weighting of goals, and equity compensation awards of our NEOs. Our CEO was not present during discussions regarding his compensation.
2024 Executive Compensation Program
Cash Incentive Compensation
For our NEOs’ Executive Cash Bonus Plan (“Executive Bonus Plan”) in 2024, our Compensation Committee approved the following metrics:
•	40% based on revenue for 2024;
•	40% based on adjusted net cash flow[1] for 2024; and
•	20% based on adjusted EBITDA[2] for 2024.
Additionally, on April 8, 2024 our Compensation Committee approved a one-time special cash bonus, which was paid on July 31, 2024, to the executive team for the completion of a strategic objective relating to the divestiture of our Messaging and NetworkX businesses in 2023, in the following amounts for each NEO: Jeff Miller, $50,000; Lou Ferraro, $35,000; Patrick Doran, $35,000; Christina Gabrys, $35,000.
1
“Adjusted net cash flow” represents Net Cash Flows adjusted for certain one-time events such as income tax payments, litigation expenses, divestiture related costs, and interest expense and amortization.

2
“Adjusted EBITDA” represents our net income (loss) before interest in accordance with GAAP adjusted by adding back items such as fair value stock-based compensation expense, acquisition and divestiture related costs, restructuring charges, transition and cease-use lease expense, certain litigation expenses, remediation and refiling costs, net loss (income) from discontinued operations, loss on divestiture, interest income and expense, other (income) expense, provisions or benefits for income taxes, preferred dividend expense, net income or loss attributable to non-controlling interest and depreciation and amortization, expense.

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Long-Term Incentive Compensation
Each year, our Compensation Committee may award time-based vesting restricted stock awards, stock options and/or performance-based restricted cash units or shares to our NEOs as the long-term incentive component of their compensation. The annual mix and number, if any, of stock options, performance-based restricted cash units or shares and time-based vesting restricted stock awards granted to our NEOs are based on our Compensation Committee’s general understanding of pay practices for equivalent positions in our peer group, as well as published survey data for comparable roles at companies of a similar financial size in the same industry, our CEO’s recommendations (except for his own equity grants) and other factors it deemed appropriate. In 2024, our Compensation Committee granted performance-based restricted cash units, which may pay out in either cash or stock and time-based vesting restricted stock awards to our NEOs.
2024-2026 Performance-Based Restricted Cash Units and Performance-Based Cash
Our 2024 long-term equity incentive plan was designed to reward financial and strategic performance during a three-year period from 2024 through 2026, and the restricted cash units granted under the long-term incentive plan (the “2024-2026 Performance Units”) are earned and vest, subject to the Company’s achievement of pre-determined performance criteria during that period. Our NEOs are required to remain employed by our Company through February 2027 to vest in the 2024-2026 Performance Units. Our Compensation Committee approved the following performance metrics for the 2024-2026 Performance Units:
•	One third (1/3rd) are earned based on the revenue in the three-year period of 2024 to 2026;
•	One third (1/3rd) are earned based on the adjusted EBITDA in the three-year period of 2024 to 2026; and
•
One third (1/3rd) are earned based on the total shareholder return of the Company’s Common Stock on Nasdaq in 2024 to 2026 compared to those companies that are listed on the S&P Software and Services Index (“TSR”).

Shareholder Feedback
At our 2024 Annual Meeting of Stockholders, approximately 92% of the shares voted were cast in favor of the advisory vote on executive compensation. We continuously strive to improve the level of stockholder support for our executive compensation program. Our Compensation Committee evaluates our executive compensation program each year with the goal of ensuring it is in line with our stockholders’ interests. We encourage stockholders to take into account the continuous changes to our executive compensation program in considering the advisory vote presented below including adding new metrics to and including non-financial metrics in our short-term compensation plan.
Compensation Consultant
Our Compensation Committee’s compensation consultant, Grant Thornton Advisors LLC (“GT”), generally attends regular Compensation Committee meetings and meets with our Compensation Committee without management present. GT was our compensation consultant beginning in 2024. When making decisions with respect to compensation matters and to gain a better understanding of the competitive landscape, our Compensation Committee considers various analyses prepared by our compensation consultant, along with information it receives from management and its own judgment and experience.
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Peer Group
Our Compensation Committee generally reviews executive compensation surveys and proxy data from technology companies that have similar software/services business models or operate in the mobile networking space, are of similar financial size and are representative of the organizations with which we compete for our executive talent. Our Compensation Committee, based in part on advice from GT, identified and approved the following companies that fit some or all of these criteria as our peer group for purposes of assisting in benchmarking our 2024 executive compensation decisions:

American Software, Inc.	DHI Group, Inc.	Sprout Social, Inc.
Amplitude, Inc.	Domo, Inc.	TrueCar, Inc.
AvePoint, Inc.	Fiscalnote Holdings, Inc.	Tucows, Inc.
BigCommerce Holdings, Inc.	Mitek Systems, Inc.	Upland Software, Inc.
Brightcove, Inc.	Olo, Inc.	Veritone, Inc.
CalAmp Corp.	ON24, Inc.	Viant Technology, Inc.
CleanSpark, Inc.	OneSpan, Inc.	Weave Communications, Inc.
CS Disco, Inc.	PROS Holdings, Inc.	WM Technology, Inc.

Our Compensation Committee reviewed the companies in our 2023 peer group in early 2024 in connection with its determination of the companies in our peer group for 2024 executive compensation decisions and, in consultation with GT, modified the peer group to remove any companies in the 2023 peer group that had been acquired or merged and to reflect a group of companies with similar revenue, market cap, number of employees and industry. With those considerations, we removed the following companies from our peer group for 2024: 8x8, Inc., Benefitfocus, Inc., Consensus Cloud Solutions, Inc., Edgio, Inc., Jamf Holding Corp. LivePerson, Inc. MicroStrategy Incorporated, Progress Software Corporation, Q2 Holding, Inc., SPS Commerce, Inc., Sumo Logic, Inc., Workiva, Inc. With those same considerations, we added American Software, Inc., Big Commerce Holdings, Inc., CalAmp Corp., CleanSpark, Inc. CS Disco, Inc., DHI Group, Inc., Fiscalnote Holdings, Inc., Mitek Systems, Inc., Olo, Inc., ON24, Inc., OneSpan, Inc., Sprout Social, Inc. TrueCar, Inc., Veritone, Inc., Viant Technology, Inc., Weave Communications, Inc., WM Technology, Inc.
We believe the peer group utilized for purposes of 2024 executive compensation decisions was representative of companies that we compete with for executive talent. When making compensation decisions for our NEOs, our Compensation Committee also reviews published survey and peer group compensation data for other software/services companies or companies that operate in the same space as our Company. Competitive market practices are an important factor in our Compensation Committee’s decision-making process, although its decisions are not entirely based upon these factors. Rather, our Compensation Committee reviews and considers the peer group and other survey data to obtain a general understanding of current competitive compensation practices. Additionally, reviewing the peer group and survey compensation data enables our Compensation Committee to accomplish our goal of paying our NEOs what is appropriate and necessary to attract and retain qualified and committed executives while incentivizing achievement of our corporate goals and conserving cash and equity.
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Principal Elements of Compensation
Our executive compensation program has the following principal elements: base salary, annual cash incentive bonuses, long-term incentive awards, severance and change in control benefits. For base salary, annual cash bonuses and long-term incentive awards for our executive officers, our Company’s compensation philosophy generally is to evaluate individual experience and contribution, as well as corporate performance, and then consider competitive market analysis. The markets we are serving are narrow and highly competitive for large-scale implementations leveraging unique technologies. With respect to all compensation components, we generally use the median compensation of our peer group and the markets for which we compete for talent as the starting point for the compensation decision making process. We seek to drive our Company to over-perform the market in the long term, and we believe that to ensure an appropriate pay-for-performance alignment, it may be appropriate for our Compensation Committee to approve compensation levels for individual executives that may be above or below target pay for similar positions based on experience, individual contribution and corporate performance. Additionally, our Compensation Committee may exercise discretion to issue one-time equity awards where appropriate to ensure alignment with key strategic business initiatives. The following table describes the primary compensation elements used by our Company and the objectives of each element:

Base Salary
Objective:
Our Compensation Committee sets base salaries with the intent to attract and retain NEOs, reward satisfactory performance and provide a minimum, fixed level of cash compensation to compensate NEOs for their day-to-day responsibilities.

Key Features:

•
NEO base salaries are initially determined as a result of negotiation between the executive and our management in consultation with, and subject to the approval of, our Compensation Committee.

•
Our Compensation Committee reviews base salaries annually and has discretion to provide increases based on our Compensation Committee’s understanding of current competitive pay practices, promotions, our CEO’s recommendation (except for his own salary), changes in responsibilities and performance, annual budget for increases, our overall financial and operational results, the general economy, length of tenure, internal pay equity and other factors our Compensation Committee deems appropriate, including peer and market analysis for each role.

Process:

•
In February of each year, our CEO recommends base salaries for NEOs other than himself for the following twelve months.

•
Our Compensation Committee reviews the proposed base salary changes with input from its compensation consultant.

•
Our Compensation Committee approves annual base salaries for our NEOs and reports the salaries to our full Board.

30 Synchronoss Technologies

Annual Cash Incentive Bonus
Objective:
Annual cash incentive bonuses are awarded under a performance-based compensation program and are designed to align the interests of our NEOs and stockholders by providing compensation based on the achievement of pre-established corporate and/or business goals and individual performance.

Key Features:

•
Each year, the target bonus for each NEO is set by our Compensation Committee based on each NEO’s employment agreement provisions, our CEO’s recommendation (except for his own target bonus), internal pay equity, our Compensation Committee’s general understanding of current competitive pay practices and other factors it deems appropriate.

•
The incentive compensation for our NEOs is based on achievement of certain objective corporate, financial, strategic and individual goals established and approved by our Compensation Committee at the start of the year.

•
If we achieve results that are below certain threshold levels, these NEOs receive no cash incentive bonus, while results that are above certain threshold levels result in cash incentive bonuses above target levels.

Process:

•
Our Compensation Committee participates in our Board’s review of our annual operating plan in the beginning of the year.

•
Our CEO recommends bonus targets as a percentage of base salary for each NEO other than himself based on the peer and market analysis.

•
Our management recommends financial and other performance measures, weightings and ranges.

•
Our Compensation Committee reviews proposed bonus targets, performance measures and ranges provided by management and, with input from its compensation consultant, approves bonus targets, performance measures and ranges that it believes establish appropriately challenging goals.

•
After the end of the calendar year, our management presents our Company’s financial results to our Board.

•
Our Compensation Committee reviews the results and determines whether to make any adjustments to the recommendations and then approves each NEO’s bonus award.

•
Our Compensation Committee reports bonus award determinations to our full Board.

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Long-Term Incentive Awards
Objectives:
Our Compensation Committee structures long-term incentive awards with the goal of aligning our NEOs’ interests with those of our stockholders, and to support retention and motivate NEOs to achieve our financial, strategic and operational goals. Long-term incentive awards may include stock options and time-based restricted stock awards, performance-based restricted cash units, which may be settled in cash or shares at the election of the Compensation Committee, and performance-based cash awards.

Key Features:

•
Our Compensation Committee grants stock options and time-based vesting restricted stock awards and performance-based restricted cash units to our NEOs with the grant date fair value based on our Compensation Committee’s general understanding of current competitive pay practices, our CEO’s recommendation (except for his own awards), input from our compensation consultant, internal pay equity, evaluation of each NEO’s performance, and other factors our Compensation Committee deems appropriate.

•
Our Compensation Committee allocates long-term incentive awards among stock options, time-based vesting restricted stock awards and performance-based restricted cash units based on grant date fair value (with vesting terms that generally extend up to three years) with the intent to provide NEOs with a balanced retention and performance opportunity and to closely align our NEOs’ long-term objectives with those of our stockholders.

•
In 2024, our Compensation Committee again decided to grant performance-based restricted cash units rather than performance-based restricted stock awards and retained the discretion to settle the 2024-2026 Performance Units in either cash or shares of our Common Stock upon vesting to protect against potential dilution. The performance-based restricted cash units have a target amount of either cash or cash units, as applicable, to be earned following completion of a specific performance period based on the achievement of certain pre-established Company performance objectives. The performance-based restricted cash units will be earned upon the completion of the specific performance period if the relevant performance objectives are achieved and typically vest based on continued service after a three-year period. At the time that each performance-based restricted cash unit vests, our Compensation Committee has discretion to either (i) pay cash equal to the product of the closing price of our Common Stock multiplied by the number of cash units that vested or (ii) issue one share of our Common Stock for each performance-based restricted cash unit.

Process:

•
In the first fiscal quarter, our CEO recommends a grant date fair value of awards for executives other than himself.

•
Our Compensation Committee reviews proposed performance measures and ranges provided by management and competitive market data from our peer group and, with input from its compensation consultant, approves performance measures and ranges that it believes establish appropriately challenging goals.

•
Our Compensation Committee approves the number of time-based restricted stock awards and the target number of performance-based restricted cash units granted to our NEOs.

•
Our Compensation Committee reports equity award determinations to our full Board. At the end of the performance period, our Compensation Committee reviews the Company’s financial performance for the relevant performance period and determines the amount of earned cash units that are subject to performance-based vesting.

32 Synchronoss Technologies

Severance and Change in Control Benefits
Objective:
Severance and change in control benefits are included in each NEO’s employment agreement or employment plan in order to promote stability and continuity of our senior management team in the event of a potential change in control and/or an involuntary termination. Our Compensation Committee believes these provisions help to align our NEO’s interests appropriately with those of our stockholders in these scenarios.

Key Features:

•
Events triggering payment require a termination of an NEO’s employment by our Company without cause or by an NEO for good reason. NEOs are entitled to enhanced benefits if the qualifying termination occurs during a specified period before or after a change in control (i.e., double-trigger).

•
Change in Control benefits do not include any tax gross-ups.

•
Our Compensation Committee has determined these termination-related benefits are appropriate to preserve productivity and encourage retention in the face of potentially disruptive circumstances. These arrangements also include restrictive covenants that help protect our Company from competition and solicitation of employees and customers.

•
Each NEO will only be eligible to receive severance payments if he or she signs a general release of claims against our Company following an eligible termination.

Chief Executive Officer Compensation
As of December 31, 2024 Mr. Miller’s annual base salary was $520,000. Mr. Miller received equity grants in 2024 consistent with the other NEOs, as discussed in this Compensation Discussion and Analysis section.
Pay Mix
In keeping with our results-driven culture, our Compensation Committee expects our NEOs to deliver superior performance in a sustained fashion and believes that a substantial portion of their overall compensation should be at-risk and tied to our short- and long-term performance. As shown below, approximately 87% of Mr. Miller, our CEO’s targeted compensation and an average of approximately 76% of the targeted compensation of our other NEOs for 2024 was at risk and tied to performance and long-term incentives.

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2024 Compensation Decisions
In determining the criteria for our NEOs’ incentive compensation, our Compensation Committee considers a variety of factors, including alignment of our NEOs’ compensation with our stockholders’ returns, and from time to time may adjust these factors or performance metrics based on our Company’s transactions or the occurrence of unknown or unexpected events during the applicable measurement period. On the corporate level, our Compensation Committee selected revenue, net cash flow and adjusted EBITDA as metrics that our Compensation Committee believes appropriately value our Company on both a short- and long-term basis and are targeted to emphasize strong growth in gross revenue while also managing our earnings per share. We believe these are also the key metrics our stockholders use in their evaluation of our Company. As a result, our NEOs are focused on growing revenue, managing net cash flow, improving adjusted EBITDA and total shareholder return, which we believe is aligned with our stockholders’ perspective on our Company’s ability to grow and succeed in the short- and long-term.
Base Salary
Base salaries for our NEOs are reviewed and may be adjusted annually. Base salaries may also be adjusted during the year upon promotion or based on internal equity or external market conditions. Our Compensation Committee makes these decisions after reviewing the recommendation of our CEO (except as it concerns his own salary) and consulting with our compensation consultant. Based on its review of these factors, in March 2024, our Compensation Committee determined not to adjust the base salary of any of our NEOs in 2024.
The table below sets forth each of our NEOs’ 2024 base salary.

Name	2024 Base Salary
Jeffrey Miller	$520,000
Louis Ferraro Jr.	$390,000
Patrick Doran	$400,000
Christina Gabrys	$330,000

2024 Annual Cash Incentive Bonus Compensation
Our Annual Cash Incentive Bonus Compensation Program promotes our pay-for-performance philosophy by providing all executives and other management-level corporate employees with direct financial incentives in the form of annual cash awards for achieving Company, business and individual performance goals.
Target Percentage
Our Compensation Committee sets each NEO’s individual target cash incentive amount (expressed as a percentage of base salary) based on its general understanding of competitive pay practices, our CEO’s recommendation (except with respect to his own target), its consultation with our compensation consultant, and other factors it deems appropriate. Based on its review of these factors, in March 2024, our Compensation Committee kept the target bonus percentage of each of our NEOs at the same level as in 2023.
The target cash incentive and maximum bonus percentages for each of our other NEOs for 2024 were as follows:

Name	Target Incentive Bonus Percentage	Maximum Bonus Percentage
Jeffrey Miller	100% of base salary	175% of base salary
Louis Ferraro	70% of base salary	122.5% of base salary
Patrick Doran	85% of base salary	148.75% of base salary
Christina Gabrys	60% of base salary	105% of base salary

34 Synchronoss Technologies

2024 Objectives
For 2024, the cash incentive bonuses actually received by each of our NEOs were determined based on certain corporate objectives.
Our Compensation Committee established (i) revenue, (ii) net cash flow and (iii) adjusted EBITDA as the corporate components of our 2024 annual cash incentive bonus program, with each of the components weighted as set forth below. We believe net cash flow is useful to investors in evaluating our operating performance because it provides them with an additional tool to determine a company’s ability to meet future obligations and to compare business performance across periods. We use the non-GAAP financial measure of adjusted EBITDA internally in analyzing our financial results and evaluating our ongoing operational performance because it excludes certain non-routine cash-settled expenses, such as litigation and remediation costs (net) and restructuring costs, which do not correlate to the operation of our business. This metric was also selected because it is one of the key performance metrics stockholders use in evaluating our Company.
Each of the components was assigned a “threshold” level, which is the minimum achievement level that must be satisfied to receive a portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in our NEOs receiving up to 175% of the target amount attributed to that component.
The components of the 2024 cash incentive compensation plan are set forth below:

Corporate Component	Weighting	Threshold 50% payout	100% payout	Maximum 175% payout
Revenue	40%	$164,400,000	$175,000,000	$190,000,000
Net Cash Flow	40%	$8,000,000	$14,000,000	$24,000,000
adjusted EBITDA	20%	$37,000,000	$47,000,000	$57,000,000

2024 Corporate Component
In 2024, our revenue was approximately $173,600,000, which was 93.4% of the target for this metric, and as a result, our NEOs received 37.4% payout for this metric. Our net cash flow for 2024 was approximately $9,400,000, which was at 61.7% of the target for this metric, and as a result, our NEOs received 24.7% payout for this metric. Our adjusted EBITDA was approximately $50,400,000, which was at 121.9% of the target for this metric, and as a result, our NEOs received 24.4% payout for this metric.
The above calculations resulted in the following payout amounts under the 2024 cash incentive bonus plan for each of our NEOs:

Executive	Target Bonus	Percentage of Target Awarded	Actual Bonus Awarded
Jeffrey Miller	$520,000	86.4%	$449,280
Louis Ferraro	$273,000	86.4%	$235,872
Patrick Doran	$340,000	86.4%	$293,760
Christina Gabrys	$198,000	86.4%	$171,072

On April 8, 2024, our Compensation Committee approved a one-time special cash bonus, which was paid on July 31, 2024, to the executive team for the completion of a strategic objective relating to the divestiture of our Messaging and NetworkX businesses in 2023, in the following amounts for each NEO: Jeffrey Miller, $50,000; Lou Ferraro, $35,000; Patrick Doran, $35,000; Christina Gabrys, $35,000.
2024 Long-Term Incentive Compensation Plan
Our Compensation Committee awarded time-based restricted stock awards and performance-based restricted cash units to our NEOs as the long-term equity incentive component of their compensation, targeting an annual mix with the intent to provide NEOs with a balanced retention and performance opportunity and serve to closely align our NEOs’ long-term objectives with those of our
Synchronoss Technologies 35

stockholders. The number of shares underlying time-based vesting stock options and the target number of performance-based restricted cash units granted to our NEOs is based on our Compensation Committee’s general understanding of competitive pay practices, our CEO’s recommendation (except with respect to his own awards), consultation with our compensation consultant, and other factors that our Compensation Committee deems appropriate.
Time-Based Restricted Stock Awards and Performance-Based Restricted Cash Units
In April 2024, in consultation with our compensation consultant, our Compensation Committee granted time-based restricted stock awards of our Common Stock (35% of such NEO’s equity award), performance-based restricted cash units (65% of such NEO’s equity award) to each of our NEOs. The time-based vesting restricted stock awards vest one-third on each of the first, second and third anniversary of their grant date. The performance-based restricted cash units vest upon the Compensation Committee approving the level of performance against pre-established metrics for such grants, and such approval is expected to occur on or about February 28, 2027. Each component is subject to the NEO remaining employed through the date of such approval in 2027. The time-based vesting helps tie our NEOs’ variable realizable compensation to our performance and further align their interests with those of our stockholders. See “Description of Awards Granted in 2024” below.
The following table sets forth the number of time-based restricted stock awards of our Common Stock and the number of performance-based restricted cash units granted to our NEOs in 2024.

Name	Number of Shares Subject to Restricted Shares	Number of Performance- Based Restricted Cash Units
Jeffrey Miller	123,200	228,800
Louis Ferraro	42,000	78,000
Patrick Doran	45,500	84,500
Christina Gabrys	28,000	52,000

Performance-Based Restricted Cash Units
2022-2024 Performance-Based Restricted Cash Units
In May 2022, our Compensation Committee granted 2022-2024 performance-based restricted cash units to our NEOs employed as of the grant date. The following table sets forth the 2022-2024 performance-based restricted cash units (the “2022-2024 Performance Units”) awarded to our NEOs, as adjusted for the reverse stock split effective December 11, 2023:

Name	2022–2024 Target Performance Units	2022 Target Performance Units	2023 Target Performance Units	2024 Target Performance Units
Jeffrey Miller	92,956	30,985	30,985	30,986
Louis Ferraro	25,637	8,546	8,546	8,546
Patrick Doran	36,311	12,103	12,104	12,104
Christina Gabrys	14,525	4,841	4,842	4,842

The 2022-2024 Performance Units provide the opportunity to earn the identified performance-based restricted cash units based on the performance of our business during 2022, 2023 and 2024. Our NEOs are required to remain employed by our Company through February 2025 in order to vest in the cash units. Our Compensation Committee will determine whether to settle the vested performance-based restricted cash units in cash or shares of our Common Stock at the time they vest.
The following were the performance targets for the plan established by our Compensation Committee: 25% based on revenue, 25% based on adjusted EBITDA and 50% based on TSR.
36 Synchronoss Technologies

Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash units being earned with respect to such component as described below which threshold, target and maximum performance goals were subsequently adjusted to account for the sale of the Company’s digital assets in May 2022 and the sale of the Company’s Messaging and NetworkX assets on October 31, 2023.
As previously disclosed in the Compensation Discussion and Analysis section of our proxy statements for our 2023 and 2024 annual meeting of stockholders, our NEOs earned 29% of the target number of the 2022-2024 Performance Units allocable to 2022 based on the Company’s 2022 financial performance and 38.6% of the target number of the 2022-2024 Performance Units allocable to 2023 based on the Company’s 2023 financial performance. The actual number of 2022-2024 Performance Units earned based on each of our 2022 and 2023 performance is set forth below, which performance units vested in February 2025:

Name	2022–2024 Target Performance Units	2022 Target Performance Units	Attainment %	Units Earned	2023 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	92,956	30,985	29%	8,986	30,985	38.6%	11,961
Louis Ferraro	25,637	8,546	29%	2,479	8,546	38.6%	3,299
Patrick Doran	36,311	12,103	29%	3,510	12,104	38.6%	4,672
Christina Gabrys	14,525	4,841	29%	1,404	4,842	38.6%	1,869

2024 Performance Period — One-third of the 2022-2024 Performance Units
In March 2024, our Compensation Committee approved the following threshold, target and maximum performance goals for the 2024 portion of the 2022-2024 Performance Units:

Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	25%	$164,400,000	$175,000,000	$190,000,000
Adjusted EBITDA	25%	$37,000,000	$47,000,000	$57,000,000
TSR	50%	35th	50th	75th

In 2024, our NEOs received 23.3% payout with respect to the revenue metric, received 32.3% with respect to the adjusted EBITDA metric. With respect to the TSR, based on the same analysis, our TSR was in the 92nd percentile, resulting in a 100% payout. As a result, each NEO received the following payout with respect to our Company’s 2024 performance:

Corporate Component	Achievement	Plan Payout	Weighting	Payout
Revenue	$173,600,000	93.4%	25%	23.3%
Adjusted EBITDA	$44,500,000	129%	25%	32.3%
TSR	92nd	200%	50%	100%

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As a result, our NEOs earned 155.6% of the target number of the 2022-2024 Performance Units allocable to 2024 based on our Company’s 2024 financial performance. The actual number of 2022-2024 Performance Units earned based on our 2024 performance is set forth below, which performance units vested in February 2025:

Name	2024 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	30,984	155.6%	48,212
Louis Ferraro	8,545	155.6%	13,296
Patrick Doran	12,103	155.6%	18,833
Christina Gabrys	4,841	155.6%	7,533

2023-2025 Performance-Based Restricted Cash Units
In March 2023, our Compensation Committee granted 2023-2025 performance-based restricted cash units to our NEOs employed as of the grant date.
The following table sets forth the 2023-2025 performance-based restricted cash units (the “2023-2025 Performance Units”) awarded to our NEOs, as adjusted for the reverse stock split effective December 11, 2023:

Name	2023–2025 Target Performance Units	2023 Target Performance Units	2024 Target Performance Units	2025 Target Performance Units
Jeffrey Miller	52,856	17,619	17,619	17,618
Louis Ferraro	12,767	4,256	4,256	4,255
Patrick Doran	18,023	6,008	6,008	6,007
Christina Gabrys	7,212	2,404	2,404	2,404

The 2023-2025 Performance Units provide the opportunity to earn the identified performance-based restricted cash units based on the performance of our business during 2023, 2024 and 2025. Our NEOs are required to remain employed by our Company through February 2026 in order to vest in the cash units. Our Compensation Committee will determine whether to settle the vested performance-based restricted cash units in cash or shares of our Common Stock at the time they vest.
The following were the performance targets for the plan established by our Compensation Committee: 25% based on revenue, 25% based on adjusted EBITDA and 50% based on TSR.
Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash units being earned with respect to such component as described below, which threshold, target and maximum performance goals were subsequently adjusted to account for the sale of the Company’s Messaging and NetworkX assets on October 31, 2023.

Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	25%	$226,000,000	$238,000,000	$267,000,000
Adjusted EBITDA	25%	$44,000,000	$53,000,000	$63,000,000
TSR	50%	35th	50th	75th

38 Synchronoss Technologies

2023 Performance Period — One-third of the 2023-2025 Performance Units
In 2023, our NEOs did not receive any portion with respect to the revenue metric and received 54.3% with respect to the adjusted EBITDA metric. With respect to the TSR, based on the same analysis, our TSR was in the 27.5th percentile, resulting in no payment for this metric. However, as a result of the timing of the reverse stock split effective on December 11, 2023 and the actual shareholder return for the calendar year 2023, the Compensation Committee exercised its discretion to provide payout at the threshold of the plan, which resulted in a payout of 25% with respect to the TSR metric:

Corporate Component	Achievement	Plan Payout	Weighting	Payout
Revenue	$220,000,000	0%	25%	0%
Adjusted EBITDA	$44,500,000	54.3%	25%	13.6%
TSR	27.5th	50%	50%	25%(1)

(1)
The achievement of 27.5th percentile based on the TSR calculated over the last twenty days of 2023 would have resulted in zero payout under the plan, but due to the timing of the reverse stock split effective on December 11, 2023 and the actual shareholder return for the calendar year 2023, the Compensation Committee exercised its discretion to provide payout at the threshold of the plan resulting in a payout of 25% for 2023 under the 2023-2025 long-term incentive plan.

As a result, our NEOs earned 38.6% of the target number of the 2023-2025 Performance Units allocable to 2023 based on our Company’s 2023 financial performance. The actual number of 2023-2025 Performance Units earned based on our 2023 performance is set forth below, which performance units shall vest on or about February 2026 provided the NEO remains employed by our Company through such date:

Name	2023 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	17,619	38.6%	6,801
Louis Ferraro	4,256	38.6%	1,643
Patrick Doran	6,008	38.6%	2,319
Christina Gabrys	2,404	38.6%	928

2024 Performance Period — One-third of the 2023-2025 Performance Units
In March 2024, our Compensation Committee approved the following threshold, target and maximum performance goals for the 2024 portion of the 2023-2025 Performance Shares:

Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	25%	$164,400,000	$175,000,000	$190,000,000
Adjusted EBITDA	25%	$37,000,000	$47,000,000	$57,000,000
TSR	50%	35th	50th	75th

In 2024, using the same calculation used above when discussing the 2022-2024 Performance Shares, our NEOs attained 93.4% with respect to the revenue metric, resulting in a 23.3% payout. Our NEOs attained 129% with respect to the adjusted EBITDA metric, resulting in a 32.3% payout. With respect to the TSR, based on the same analysis, our TSR was in the 92nd percentile, resulting in a 100% payout. As a result, each NEO received the following payout with respect to our Company’s 2024 performance:

Name	2024 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	17,619	155.6%	27,415
Louis Ferraro	4,256	155.6%	6,622
Patrick Doran	6,008	155.6%	9,348
Christina Gabrys	2,404	155.6%	3,741

Synchronoss Technologies 39

2023-2025 Performance-Based Cash Awards
In March 2023, our Compensation Committee granted 2023-2025 performance-based cash awards to our NEOs employed as of the grant date.
The following table sets forth the 2023-2025 performance-based cash awards (the “2023-2025 Performance Cash”) awarded to our NEOs:

Name	2023–2025 Target Performance Cash	2023 Target Performance Cash	2024 Target Performance Cash	2025 Target Performance Cash
Jeffrey Miller	$2,219,900	$739,967	$739,967	$739,966
Louis Ferraro	$536,100	$178,700	$178,700	$178,700
Patrick Doran	$756,800	$252,267	$252,267	$252,266
Christina Gabrys	$302,800	$100,934	$100,933	$100,933

The 2023-2025 Performance Cash awards provide the opportunity to earn the identified performance-based cash award based on the performance of our business during 2023, 2024 and 2025. Our NEOs are required to remain employed by our Company through February 2026 in order to vest in the cash award.
The following were the performance targets for the plan established by our Compensation Committee: 25% based on revenue, 25% based on adjusted EBITDA and 50% based on TSR.
Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash award being earned with respect to such component as described below, which threshold, target and maximum performance goals were subsequently adjusted to account for the sale of the Company’s Messaging and NetworkX assets on October 31, 2023.

Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	25%	$226,000,000	$238,000,000	$267,000,000
Adjusted EBITDA	25%	$44,000,000	$53,000,000	$63,000,000
TSR	50%	35th	50th	75th

2023 Performance Period — One-third of the 2023-2025 Performance Cash
In 2023, using the same adjustments and calculations as described above under our 2023-2025 Performance Units plan, our NEOs did not receive any portion with respect to the revenue metric and received 54.3% with respect to the adjusted EBITDA metric. With respect to the TSR, based on the same analysis, our TSR was in the 27.5th percentile, resulting in no payment for this metric. However, as a result of the timing of the reverse stock split effective on December 11, 2023 and the actual shareholder return for the calendar year 2023, the Compensation Committee exercised its discretion to provide payout at the threshold of the plan, which resulted in a payout of 25% with respect to the TSR metric:

Corporate Component	Achievement	Plan Payout	Weighting	Payout
Revenue	$220,000,000	0%	25%	0%
Adjusted EBITDA	$44,500,000	54.3%	25%	13.6%
TSR	27.5th	50%	50%	25%(1)

(1)
The achievement of 27.5th percentile based on the TSR calculated over the last twenty days of 2023 would have resulted in zero payout under the plan, but due to the timing of the reverse stock split effective on December 11, 2023 and the actual shareholder return for the calendar year 2023, the Compensation Committee exercised its discretion to provide payout at the threshold of the plan resulting in a payout of 25% for 2023 under the 2023-2025 long-term incentive plan.

40 Synchronoss Technologies

As a result, our NEOs earned 38.6% of the target amount of the 2023-2025 Performance Cash allocable to 2023 based on our Company’s 2023 financial performance. The actual amount of 2023-2025 Performance Cash earned based on our 2023 performance is set forth below, which performance cash shall vest on or about February 2026 provided the NEO remains employed by our Company through such date:

Name	2023 Target Performance Cash	Attainment %	Cash Earned
Jeffrey Miller	$739,967	38.6%	$285,628
Louis Ferraro	$178,700	38.6%	$68,978
Patrick Doran	$252,267	38.6%	$97,375
Christina Gabrys	$100,934	38.6%	$38,961

2024 Performance Period — One-third of the 2024-2026 Performance Cash
In March 2024, our Compensation Committee approved the following threshold, target and maximum performance goals for the 2024 portion of the 2023-2025 Performance Shares:

Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	25%	$164,400,000	$175,000,000	$190,000,000
Adjusted EBITDA	25%	$37,000,000	$47,000,000	$57,000,000
TSR	50%	35th	50th	75th

In 2024, using the same adjustments and calculations as described under our 2023-2025 Performance-Based Cash Units, our NEOs attained 93.4% with respect to the revenue metric, resulting in a 23.3% payout. Our NEOs attained 129% with respect to the adjusted EBITDA metric, resulting in a 32.3% payout. With respect to the TSR, based on the same analysis, our TSR was in the 92nd percentile, resulting in a 100% payout. As a result, each NEO received the following payout with respect to our Company’s 2024 performance:

Name	2024 Target Performance Cash	Attainment %	Cash Earned
Jeffrey Miller	$739,967	155.6%	$1,151,389
Louis Ferraro	$178,700	155.6%	$278,057
Patrick Doran	$252,267	155.6%	$392,527
Christina Gabrys	$100,933	155.6%	$157,052

2024-2026 Performance-Based Restricted Cash Units
In March 2024, our Compensation Committee granted 2024-2026 performance-based restricted cash units to our NEOs employed as of the grant date.
The following table sets forth the 2024-2026 performance-based restricted cash units (the “2024-2026 Performance Units”) awarded to our NEOs:

Name	2024–2026 Target Performance Units	2024 Target Performance Units	2025 Target Performance Units	2026 Target Performance Units
Jeffrey Miller	228,800	76,267	76,267	76,266
Louis Ferraro	78,000	26,000	26,000	26,000
Patrick Doran	84,500	28,167	28,167	28,166
Christina Gabrys	52,000	17,333	17,333	17,333

Synchronoss Technologies 41

The 2024-2026 Performance Units provide the opportunity to earn the identified performance-based restricted cash units based on the performance of our business during 2024, 2025 and 2026. Our NEOs are required to remain employed by our Company through February 2027 in order to vest in the cash units. Our Compensation Committee will determine whether to settle the vested performance-based restricted cash units in cash or shares of our Common Stock at the time they vest.
The following were the performance targets for the plan established by our Compensation Committee: one third (1/3rd) based on revenue, one third (1/3rd) based on adjusted EBITDA and one third (1/3rd) based on TSR.
Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash units being earned with respect to such component as described below.

Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	33.3%	$164,400,000	$175,000,000	$190,000,000
Adjusted EBITDA	33.3%	$37,000,000	$47,000,000	$57,000,000
TSR	33.3%	35th	50th	75th

2024 Performance Period — One-third of the 2024-2026 Performance Units
In 2024, using the same adjustments and calculations as described above under our 2024 cash incentive plan, our NEOs attained 93.4% with respect to the revenue metric, resulting in a payout of 31.1%. Our NEOs received 129% with respect to the adjusted EBITDA metric resulting in a payout of 43%. With respect to the TSR, based on the same analysis, our TSR was in the 92nd percentile, resulting in a payout of 66.7% with respect to the TSR metric:

Corporate Component	Achievement	Plan Payout	Weighting	Payout
Revenue	$173,600,000	93.4%	33.3%	31.1%
Adjusted EBITDA	$49,900,000	129%	33.3%	43%
TSR	92nd	200%	33.3%	66.7%

As a result, our NEOs earned 140.8% of the target number of the 2024-2026 Performance Units allocable to 2024 based on our Company’s 2024 financial performance. The actual number of 2024-2026 Performance Units earned based on our 2024 performance is set forth below, which performance units shall vest on or about February 2027 provided the NEO remains employed by our Company through such date:

Name	2024 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	76,267	140.8%	107,384
Louis Ferraro	26,000	140.8%	36,608
Patrick Doran	28,167	140.8%	39,659
Christina Gabrys	17,333	140.8%	24,206

Other Benefits and Perquisites
Our NEOs are eligible to participate in all of our employee benefit plans (other than our employee stock purchase plan), such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case, on the same basis as our other employees. There were no other special benefits or perquisites provided to any NEO in 2024.
42 Synchronoss Technologies

Recoupment and Related Policies
We have a comprehensive Workplace Code of Ethics and Business Conduct and ensure that our employees comply with this policy. In accordance with this policy, we investigate all reported instances of questionable or unethical behavior, and where improper behavior is found to have occurred, we take appropriate remedial action up to and including termination. If the results of an investigation establish that one of our employees, officers or directors has committed fraud or engaged in some other improper act that has the result of causing our financial statements for any period to be restated or that otherwise adversely affects those financial statements, our Board has discretion to take immediate and appropriate disciplinary action against the individual, including but not limited to termination. In addition, our Board has discretion to pursue whatever legal remedies are available to prosecute the individual to the fullest extent of the law and to claw back or recoup any amounts he or she inappropriately received as a result of the improper action or inaction, including but not limited to any annual or long-term incentives that he or she received but would not have received had such act not be taken. We have a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements consistent with the requirements of the Exchange Act Rule 10D-1.
Executive Officer Stock Ownership Guidelines
We have instituted stock ownership guidelines for our executive officers with the purpose of ensuring they maintain a meaningful equity stake in our Company to further align their interests with those of our stockholders. Each executive officer who is also subject to Section 16 of the Exchange Act or who directly reports to our CEO (which includes all of our NEOs) is required to own, as of the later of January 1, 2024 or five years from the date on which the individual first began reporting to our CEO or first became a Section 16 officer, a number of vested shares of our Common Stock having a value at least equal to (a) in the case of our CEO, five times his then current base salary; (b) for any direct report of our CEO, three times that individual’s then current base salary, and (c) for other executive officers subject to this policy, one and one-half times the individual’s then current base salary.
If an executive officer is not compliant at the end of his or her phase-in period, our Compensation Committee may reduce future equity grants to that individual until he or she becomes compliant. Based on shareholdings and the price of our Common Stock on December 31, 2024, Messrs. Miller and Doran are in compliance with the applicable minimum holding requirement and Mr. Ferraro and Ms. Gabrys are still within the five-year period from becoming executive officers and, therefore, have not had an opportunity to acquire the necessary amount of our Common Stock as of December 31, 2024.
Tax Matters
For federal income taxes, compensation is an expense that is fully tax deductible for almost all of our U.S. employees. As a result of changes made by the 2017 Tax Cuts and Jobs Act, compensation in excess of $1 million paid to anyone who serves as the Chief Executive Officer, Chief Financial Officer or who is among the three most highly compensated executive officers for any year beginning after December 31, 2016 generally is not deductible. The only exception is for compensation that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules, of which the Company has none. Our Compensation Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements.
Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement submitted by the following members of the Compensation Committee:
Mohan S. Gyani, Chair
Kristin S. Rinne
Martin F. Bernstein
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Synchronoss Technologies 43

Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our NEOs for the years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)	Total ($)
Jeffrey Miller President and Chief Executive Officer	2024	520,000	50,000	2,816,000(3)	-0-	449,280	7,000(9)	3,842,280
	2023	505,000		899,080	-0-	465,028	7,000(9)	1,876,108
	2022	500,000		1,413,856	485,229	350,000	7,000(9)	2,756,085
Louis Ferraro Chief Financial Officer	2024	390,000	35,000	960,000(4)	-0-	235,872	7,000(9)	1,627,872
	2023	378,750		217,166	-0-	163,164	7,000(9)	766,080
	2022	345,833		439,582	146,527	142,917	7,000(9)	1,081,860
Patrick Doran Chief Technology Officer	2024	400,000	35,000	1,040,000(5)	-0-	293,760	7,000(9)	1,775,760
	2023	388,750		306,572	-0-	214,676	7,000(9)	916,998
	2022	379,890		583,333	194,445	188,650	7,000(9)	1,353,318
Christina Gabrys Chief Legal Officer	2024	330,000	35,000	640,000(6)	-0-	171,072	7,000(9)	1,183,072
	2023	300,000	100,000	122,677	-0-	107,271	7,000(9)	636,948
	2022	281,250		233,333	77,777	101,250	7,000(9)	700,610

(1)
The amounts set forth in this column represent a one-time special cash bonus granted by the Compensation Committee of the Board to the executive team for completion of a strategic objective relating to the divestiture of our Messaging and NetworkX businesses in 2023, which amounts were paid on July 31, 2024. See “Compensation Discussion and Analysis” above for further discussion

(2)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of the performance-based restricted cash units (with the grant date fair value determined using the probable outcome of the performance conditions) and the time-based restricted stock awards granted to our NEOs. See “Compensation Discussion and Analysis” above for further discussion of these share awards. See Note 16 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of our assumptions in estimating the fair value of our share awards. Our executive officers will not realize any value for the performance-based restricted cash units if settled in shares or the time-based restricted stock awards until sold.

(3)
Mr. Miller was granted performance-based restricted cash units as 2024-2026 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $3,660,800.

(4)
Mr. Ferraro was granted performance-based restricted cash units as 2024-2026 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $1,248,000.

(5)
Mr. Doran was granted performance-based restricted cash units as 2024-2026 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $1,352,000.

(6)
Ms. Gabrys was granted performance-based restricted cash units as 2024-2026 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $832,000.

(7)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of option awards granted to our NEOs. See Note 16 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of our assumptions in estimating the fair value of our stock option awards. Our NEOs will not realize any value with respect to these awards until these awards are exercised or sold.

(8)	The amounts under this column include amounts earned based on our Company’s annual cash incentive bonus compensation plan described under “Compensation Discussion and Analysis” above.
(9)	Reflects amounts paid for 401(k) Company match.
44 Synchronoss Technologies

Grants of Plan Based Awards
The following table sets forth each plan-based award granted to our NEOs during the year ended December 31, 2024. The FASB ASC Topic No. 718 value of these awards is also reflected in the Stock Awards column of the Summary Compensation Table above:

Name(s)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Number of Shares of Stock or Units (#)	Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey Miller	4/9/2024	52,000	520,000	910,000
	4/9/2024				38,133	228,800	457,600
	4/9/2024							123,200	985,600
Louis Ferraro	4/9/2024	27,300	273,000	477,750
	4/9/2024				13,000	78,000	156,000
	4/9/2024							42,000	336,000
Patrick Doran	4/9/2024	34,000	340,000	595,000
	4/9/2024				14,083	84,500	169,000
	4/9/2024							45,500	364,000
Christina Gabrys	4/9/2024	19,800	198,000	346,500
	4/9/2024				8,667	52,000	104,000
	4/9/2024							28,000	224,000

(1)
Each of our NEOs was granted a non-equity incentive plan award pursuant to our 2024 annual cash incentive bonus compensation plan. The amounts shown in the “Threshold” column reflect the cash payment that would have been awarded under our 2024 annual cash incentive bonus plan. The amounts shown in the “Target” column reflect the target payment level under our 2024 annual cash incentive bonus plan. The amounts shown in the “Maximum” column reflect the maximum payouts under our 2024 annual cash incentive bonus compensation plan. The corporate and business components of our 2024 annual cash incentive bonus compensation plan are discussed in greater detail in “Compensation Discussion and Analysis” above. The actual amounts paid to each NEO are shown in the Summary Compensation Table above.

(2)
Reflects 2024-2026 Performance-Based Restricted Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amounts shown in the “Threshold” column reflect the 2024-2026 Performance Cash Units that will be earned if certain minimum financial goals are achieved. The amounts shown in the “Target” column reflect the number of 2024-2026 Performance-Based Restricted Cash Units that will be earned if all of the 2024-2026 financial goals are achieved at target levels. The amounts shown in the “Maximum” column reflect the maximum number of 2024-2026 Performance-Based Restricted Cash Units that can be earned if all of the 2024-2026 financial goals are achieved at or above maximum levels.

(3)
The amount in this column reflects the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of stock awards granted to our NEOs. See Note 16 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of our assumptions in estimating the fair value of our stock awards.

Synchronoss Technologies 45

Description of Awards Granted in 2024

•
Jeffrey Miller:
On April 9, 2024, we granted Mr. Miller (i) a restricted stock award of 123,200 shares and (ii) a target award of 228,800 2024-2026 Performance-Based Restricted Cash Units. The 2024-2026 Performance Units are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2024, 2025 and 2026 as discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
Louis Ferraro, Jr.:
On April 9, 2024, we granted Mr. Ferraro (i) a restricted stock award of 42,000 shares and (ii) a target award of 78,000 2024-2026 Performance-Based Restricted Cash Units. The 2024-2026 Performance Units are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2024, 2025 and 2026 as discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
Patrick Doran:
On April 9, 2024, we granted Mr. Doran (i) a restricted stock award of 45,500 shares and (ii) a target award of 84,500 2024-2026 Performance-Based Restricted Cash Units. The 2024-2026 Performance Units are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2024, 2025 and 2026 as discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
Christina Gabrys
On April 9, 2024, we granted Ms. Gabrys (i) a restricted stock award of 28,000 shares and (ii) a target award of 52,000 2024-2026 Performance-Based Restricted Cash Units. The 2024-2026 Performance Units are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2024, 2025 and 2026 as discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

46 Synchronoss Technologies

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding each unexercised option and all unvested stock held by each of our NEOs as of December 31, 2024:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
Jeffrey Miller	9,373(2)		55.80	11/2/2025
	3,310(3)		61.92	6/6/2026
	4,093(4)		48.87	2/20/2027
	27,884(5)		35.55	3/8/2028
	30,986(6)	15,492(6)	10.44	7/12/2029
					15,493(7)	148,733
					35,237(8)	338,275
					123,200(9)	1,182,720
							51,932(10)	498,547
							42,038(11)	403,564
							228,800(12)	2,196,480
Louis Ferraro	921(3)		61.92	6/6/2026
	2,302(4)		48.87	2/20/2027
	2,778(13)		33.66	9/11/2027
	3,304(14)		26.46	6/14/2028
	2,223(15)		26.19	8/5/2028
		2,421(16)	10.71	7/8/2029
	1,852(17)	926(17)	14.85	8/9/2029
	926(18)	926(18)	9.90	11/2/2029
					2,421(19)	23,241
					926(20)	8,8,890
					926(21)	8,890
					8,511(8)	81,706
					42,000(9)	403,200
							14,322(10)	137,491
							10,154(11)	97,478
							78,000(12)	748,800
Patrick Doran	2,497(22)		95.58	4/5/2025
	3,310(3)		61.92	6/6/2026
	5,116(4)		48.87	2/20/2020
	7,508(14)		26.46	6/14/2028
	12,104(16)	6,052(16)	10.71	7/8/2029
					6,052(19)	58,099
					12,015(8)	115,344
					45,500(9)	436,800
							20,286(10)	194,746
							14,334(11)	137,606
							84,500(12)	811,200
Christina Gabrys	118(22)		95.58	4/5/2025
	148(3)		61.92	6/6/2026
	369(4)		48.87	2/20/2027
	1,945(13)		33.66	9/11/2027
	946(14)		26.46	6/14/2028
	556(23)		26.82	8/2/2028
		2,421(16)	10.71	7/8/2029

					2,421(19)	23,242
					4,808(8)	46,157
					28,000(9)	268,800
							8,114(10)	77,894
							5,736(11)	55,066
							52,000(12)	499,200

Synchronoss Technologies 47

(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price per share of our Common Stock on December 31, 2024, which was the last trading day of 2024, which was $9.60 per share. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our Common Stock. Each of the options and restricted stock awards automatically vest if we are acquired and the NEO is either involuntarily terminated or voluntarily resigns for good reason under certain circumstances following our change of control, as discussed in more detail below under “Employment Agreements.”

(2)
The option vested over four years from the grant date of November 2, 2018, with 25% vested on November 2, 2019 and the remaining shares vested in equal monthly installments over an additional 36 months of continuous service with the Company. As a result, the option was fully exercisable on November 2, 2022.

(3)
The option vested over four years from the grant date of June 6, 2019, with 25% vested on June 6, 2020 and the remaining shares vested in equal monthly installments over an additional 36 months of continuous service with the Company. As a result, the option was fully exercisable on June 6, 2023.

(4)
The option vested over three years from the grant date of February 20, 2020, with one-third of the options vested on February 20, 2021 and one-third of the options vested on each of February 20, 2022 and February 20, 2023, provided the NEO had continuous service with the Company through such dates. As a result, the option was fully exercisable on February 20, 2023.

(5)
The option vested over three years from the grant date of March 8, 2021, with one-third of the options vested on March 8, 2022 and one-third of the options vested on each of March 8, 2023 and March 8, 2024, provided the NEO had continuous service with the Company through such dates. As a result, the option was fully exercisable on March 8, 2024.

(6)
The option vested over three years from the grant date of July 12, 2022, with one-third of the options vested on July 12, 2023 and one-third of the options vested on each of April 30, 2024 and April 30, 2025, provided the NEO has continuous service with the Company through such dates. As a result, the option will be fully exercisable on April 30, 2025.

(7)
Reflects restricted stock awards granted on July 12, 2022. One-third of the shares vest on each of July 12, 2023, April 30, 2024, and April 30, 2025, provided the NEO has continuous service with the Company through such date.

(8)
Reflects restricted stock awards granted on March 28, 2023. One-third of the shares vest on each of April 22, 2024, April 22, 2025, and April 22, 2026, provided the NEO has continuous service with the Company through such date.

(9)
Reflects restricted stock awards granted on April 9, 2024. One-third of the shares vest on each of June 4, 2025, June 4, 2026, and June 4, 2027, provided the NEO has continuous service with the Company through such date.

(10)
Reflects target number of 2022-2024 Performance-Based Restricted Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2022, 2023, and 2024. The actual number of cash units earned could range from 0 to two times the amount and was determined in March of the following year for each fiscal year. These cash units became fully vested when the actual number of cash units was determined for the fiscal year 2024.

(11)
Reflects target number of 2023-2025 Performance-Based Restricted Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2023, 2024, and 2025. The actual number of cash units earned could range from 0 to two times the amount and will be determined in March of the following year for each fiscal year. These cash units will become fully vested when the actual number of cash units is determined for the fiscal year 2025 provided the NEO is employed on such date.

(12)
Reflects target number of 2024-2026 Performance-Based Restricted Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2024, 2025, and 2026. The actual number of cash units earned could range from 0 to two times the amount and will be determined in March of the following year for each fiscal year. These cash units will become fully vested when the actual number of cash units is determined for the fiscal year 2026 provided the NEO is employed on such date.

(13)
The option vested 100% two years from the grant date of September 11, 2020 with the options vested on September 11, 2022, provided the NEO had continuous service with the Company through such date. As a result, the option was fully exercisable on September 11, 2022.

(14)
The option vested over three years from the grant date of June 14, 2021, with one-third vested on each of June 14, 2022, April 9, 2023 and April 9, 2024, provided the NEO had continuous service with the Company through such vesting dates. As a result, the option was fully exercisable on April 9, 2024.

(15)
The option vested over two years from the grant date of August 5, 2021, with 50% of the options vesting on each August 5, 2022 and August 5, 2023, provided the NEO had continuous service with the Company through such dates. As a result, the option was fully exercisable on August 5, 2023.

(16)
The option vests over three years from the vesting start date of July 8, 2022, with one-third vested on each of July 8, 2023, April 26, 2024, and April 26, 2025, provided the NEO has continuous service with the Company through such vesting dates. As a result, the option will be fully exercisable on April 26, 2025.

(17)
The option vests over three years from the vesting start date of August 9, 2022, with one-third vested on each of August 9, 2023, August 9, 2024, and August 9, 2025, provided the NEO has continuous service with the Company through such vesting dates. As a result, the option will be fully exercisable on August 9, 2025.

(18)
The option vests over three years from the vesting start date of November 2, 2022, with one-third vested on each of November 2, 2023, November 2, 2024, and November 2, 2025, provided the NEO has continuous service with the Company through such vesting dates. As a result, the option will be fully exercisable on November 2, 2025.

48 Synchronoss Technologies

(19)
Reflects restricted stock awards granted on July 8, 2022. One-third of the shares vest on each of July 8, 2023, April 26, 2024, and April 26, 2025, provided the NEO has continuous service with the Company through such date. As a result, the restricted stock awards will be fully vested on April 26, 2025.

(20)
Reflects restricted stock awards granted on August 9, 2022. One-third of the restricted stock awards vest on each of August 9, 2023, August 9, 2024, and August 9, 2025, provided the NEO has continuous service with the Company through such date. As a result, the restricted stock awards will be fully vested on August 9, 2025.

(21)
Reflects restricted stock awards granted on November 2, 2022. One-third of the restricted stock awards vest on each of November 2, 2023, November 2, 2024, and November 2, 2025, provided the NEO has continuous service with the Company through such date. As a result, the restricted stock awards will be fully vested on November 2, 2025.

(22)
The option vested over four years from the vesting start date of February 28, 2018, with 25% of the options vesting on February 28, 2019 and the remaining shares vested in equal monthly installments over an additional 36 months of continuous service with the Company. As a result, the option was fully exercisable February 28, 2022.

(23)
The option vested over three years from the grant date of August 2, 2021 with one-third vested on each of August 2, 2022, August 2, 2023 and August 2, 2024. As a result the option was fully exercisable August 2, 2024.

Option Exercises and Stock Vested
The following table shows the number of shares acquired upon exercise of options by each NEO during the year ended December 31, 2024, and the shares of restricted stock acquired by each NEO that vested during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey Miller	-0-	-0-	53,099	447,992
Louis Ferraro	5,768	17,426.25	11,340	98,424
Patrick Doran	-0-	-0-	20,952	176,557
Christina Gabrys	4,842	17,215	5,845	42,365

(1)
For option awards, value realized on exercise is based on the fair market value of our Common Stock on the exercise date less the exercise price. For stock awards, value realized on vesting is based on the fair market value of our Common Stock on the vesting date. In neither case do the amounts set forth above necessarily reflect proceeds actually received by the NEO. Our NEOs will only realize value on these awards when the underlying shares are sold, which value may differ from the value shown in the table above as it is dependent on the price at which such shares of Common Stock are actually sold.

Employment Agreements
Chief Executive Officer
Mr. Miller entered into an employment agreement with the Company in March 2021. Pursuant to his employment agreement, Mr. Miller will be eligible to receive severance benefits if he is subject to an involuntary termination, contingent on him signing and not revoking a general release of all claims against the Company. The employment agreement provides that if prior to the 120 days before, or after 24 months following, the occurrence of a “change in control” (as defined in the employment agreement), Mr. Miller is subject to an “involuntary termination” (as defined in the employment agreement), he shall be eligible to receive a lump-sum severance payment equal to (i) two times the sum of his base salary in effect at the time of termination plus his average bonus received in the immediately preceding two years plus (ii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Miller receives from the Company under any applicable federal or state statute.
The employment agreement also provides that if an involuntary termination occurs within 120 days prior to, or 24 months following, a change in control, Mr. Miller shall be eligible to receive a lump sum severance payment equal to (i) 2.99 times his base salary in effect at the time, (ii) two times his average bonus received in the immediately preceding two years, plus (iii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. In addition, unless otherwise set forth in the applicable grant agreement, his outstanding stock options, restricted stock awards, and other equity awards
Synchronoss Technologies 49

granted by the Company shall accelerate and be fully vested (other than performance-related restricted stock awards that are tied to performance after the change of control). The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Miller receives from the Company under any applicable federal or state statute.
In the event of Mr. Miller’s death, Mr. Miller’s estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year). In addition, all stock options, restricted stock awards (other than performance-related restricted stock awards), and other time-based equity awards granted by the Company and held by Mr. Miller at the time of his death shall accelerate and be fully vested.
If Mr. Miller’s employment terminates due to “permanent disability” (as defined in his employment agreement), Mr. Miller will be entitled to receive (i) an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. In addition, (i) all stock options, restricted stock awards (other than performance-related restricted stock awards) and other time-based equity awards granted by the Company and held by Mr. Miller shall accelerate and be fully vested as of the date of Mr. Miller’s termination.
Other Named Executive Officers
Each of Messrs. Ferraro and Doran and Ms. Gabrys are eligible participants of our Tier One Employment Plan (collectively referred to as the “Employment Arrangements”). Under the Employment Arrangements, each NEO will be eligible to receive severance benefits if he or she is subject to an involuntary termination, contingent on him or her signing and not revoking a general release of all claims against the Company.
The Employment Arrangements provide that if an NEO is subject to an “involuntary termination” (as defined in the employment agreement) absent a “change in control” (as defined in the employment agreement), he or she shall be eligible to receive a lump-sum severance payment equal to (i) one and one-half times the sum of his or her base salary in effect at the time of termination and one and a half times his or her average bonus received in the immediately preceding two years, plus (ii) an amount equal to 12 times the monthly amount the Company was paying on behalf of the NEO and their eligible dependents with respect to the Company’s group health insurance plans in which their dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that the NEO receives from the Company under any applicable federal or state statute.
The Employment Arrangements also provide that if an involuntary termination occurs within the 120 days prior to or 24 months following a change in control, the NEO shall be eligible to receive a lump sum severance payment equal to (i) two times his or her base salary in effect at the time and two times his or her average bonus received in the immediately preceding two years, plus (ii) an amount equal to 18 times the monthly amount the Company was paying on behalf of the NEO and their eligible dependents with respect to the Company’s group health insurance plans in which their dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that the NEO receives from the Company under any applicable federal or state statute. In addition, unless otherwise set forth in an applicable grant agreement, all stock options, restricted stock awards (other than performance related restricted stock awards tied to performance after the change in control), and other time-based equity awards granted by the Company and held by the NEO shall accelerate and be fully vested.
In the event of an NEO’s death, his or her estate will receive an amount equal to his or her target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year). In addition, all stock options, restricted stock awards (other than performance-related restricted stock awards), and other time-based equity awards granted by the Company and held by the NEO at the time of his or her death shall accelerate and be fully vested. If an NEO’s employment terminates due to “permanent disability” (as defined in the Employment Arrangements), he or she will be entitled to receive (i) an amount equal to his or her target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of the NEO and his or her eligible dependents with respect to the Company’s group health insurance plans in which the NEO and his or her eligible dependents were participants as of the date of termination. In addition, all stock options, restricted stock awards (other than performance-related restricted stock awards), and other time-based equity awards granted by the Company and held by the NEO at the time of his or her permanent disability shall accelerate and be fully vested.
50 Synchronoss Technologies

Estimated Payments and Benefits
The table below reflects the potential payments and benefits to which Messrs. Miller, Ferraro, Doran and Ms. Gabrys would be entitled pursuant to their respective employment agreements if such executive officer’s employment was terminated effective as of December 31, 2024. There are no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, or other enhanced benefits in connection with the termination of their employment other than the employment agreements and executive employment plan.

Name	Benefit	Voluntary Resignation/ Termination for Cause ($)	Involuntary Termination Prior to the 120 days before, or More Than 24 Months after, a Change in Control ($)	Termination Due to Death or Disability ($)	Involuntary Termination In the 120 days prior to or within 24 Months After a Change in Control ($)
Jeffrey Miller	Severance(1)	0	1,718,680	520,000	2,233,480
	Option Acceleration(2)	0	0	0	0
	Restricted Stock Acceleration(3)	0	0	1,669,728	1,669,728
	Benefit Continuation(4)	0	31,872	31,872	31,872
	Total Value	0	1,750,552	2,221,600	3,935,080
Louis Ferraro	Severance(1)	0	858,794	273,000	1,145,058
	Option Acceleration(2)	0	0	0	0
	Restricted Stock Acceleration(3)	0	0	525,926	525,926
	Benefit Continuation(5)	0	26,460	52,920	39,690
	Total Value	0	885,254	851,846	1,710,674
Patrick Doran	Severance(1)	0	934,545	340,000	1,246,060
	Option Acceleration(2)	0	0	0	0
	Restricted Stock Acceleration(3)	0	0	611,107	611,107
	Benefit Continuation(5)	0	28,092	56,184	42,138
	Total Value	0	962,637	1,007,291	1,899,305
Christina Gabrys	Severance(1)	0	700,787	198,000	934,382
	Option Acceleration(2)	0	0	0	0
	Restricted Stock Acceleration(3)	0	0	338,198	338,198
	Benefit Continuation(5)	0	0	0	0
	Total Value	0	700,787	536,198	1,272,580

(1)
For purposes of valuing cash severance payments in the table above, we used each NEO’s base salary as of December 31, 2024. For purposes of calculating cash severance payments in the table above in the event of an involuntary termination (whether prior to, within 24 months following, or more than 24 months following, a change in control), we used each NEO’s average annual bonuses for 2023 and 2024 and, for purposes of calculating cash severance payments in the table above in the event of a termination due to permanent disability, we used the NEO’s target bonus as of December 31, 2024.

(2)
The value of option acceleration shown in the table above was calculated based on the assumption that the triggering event occurred on December 31, 2024. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the excess of the closing price of our Common Stock on December 31, 2024, the last trading day of the year, over the exercise price of the option.

(3)
The value of restricted stock acceleration shown in the table above was calculated based on the assumption that the triggering event occurred on December 31, 2024. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each restricted stock grant by the closing price of our Common Stock on December 31, 2024, the last trading day of the year, which was $9.60 per share.

(4)
Amounts reflect 24x the current monthly costs to us of the individual’s health and welfare benefits per year for Involuntary Termination without change in control; 24x the current costs to us of the individual’s health and welfare benefits per year for Death and Disability; 24x the current costs to us of the individual’s health and welfare benefits per year for Termination due to change in control.

(5)
Amounts reflect 12x the current monthly costs to us of the individual’s health and welfare benefits per year for Involuntary Termination without change in control; 24x the current costs to us of the individual’s health and welfare benefits per year for Death and Disability; 18x the current costs to us of the individual’s health and welfare benefits per year for Termination due to change in control.

Synchronoss Technologies 51

Pay Ratio Disclosure
As required by the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Jeffrey Miller our Chief Executive Officer (CEO):
For our fiscal year ended December 31, 2024:
•	The median of the annual total compensation of all employees (other than our CEO) was $81,746; and
•	The annual total compensation of our CEO, as reported in the 2024 Summary Compensation Table included elsewhere in this Proxy Statement, was $3,842,280.
Based on this information the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 47 to 1.
The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the current base salary and the bonus and long-term incentive compensation targets of our U.S. and non-U.S. employees as of December 31, 2024. Out of our approximately 801 employees, approximately 352 of our employees are located in India. Once we identified our “median employee,” using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.
52 Synchronoss Technologies

Pay Versus Performance
As required by Section 952(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last four completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this disclosure differ from those required in the Summary Compensation Table. For our NEOs other than our Principal Executive Officer (our “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for First PEO[1] $	Summary Compensation Table Total for Second PEO[2] $	Compensation Actually Paid to First PEO[3,4] $	Compensation Actually Paid to Second PEO[3,4] $	Average Summary Compensation Table Total for Non-PEO NEOs[5]	Average Compensation Actually Paid to Non-PEO NEOs[4,6]	Value of Initial Fixed $100 Investment on December 31, 2019 Based on:		Net Income ($m)	Adjusted EBITDA[9] ($m)
							Total Shareholder Return[7]	Peer Group Total Shareholder Return[8]
2024	$3,842,280	n/a	$31,131,625	n/a	$1,528,901	$8,225,604	$22	$301	$6.2	50.4
2023	1,876,108	n/a	3,083,332	n/a	795,386	1,167,187	15	221	-54.6	31.4
2022	2,756,085	n/a	-17,242,931	n/a	1,143,767	-7,068,589	13	133	-7.7	27.7
2021	4,647,924	n/a	-1,006,157	n/a	1,492,555	1,635,495	51	207	-23.1	18.7
2020	1,415,614	4,572,180	719,085	-51,556,202	1,414,545	-2,728,264	99	150	-10.4	13.3

(1)
Jeffrey Miller has served as our PEO since September 2020. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Miller in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

(2)
Glenn Lurie served as our PEO from November 2017 to September 2020. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Lurie in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

(3)
In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our PEO during fiscal year 2024, which consisted solely of adjustments to the PEO’s equity awards:

2024
Fiscal Year	PEO
SCT Total	3,842,280
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,816,000)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	4,785,438
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	25,270,339
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	49,567
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	0
Compensation Actually Paid	31,131,625

(4)
For performance-based restricted cash units, the grant date fair value of awards used for Summary Compensation Table calculations assumes target performance. To determine the year-end fair values used in the Compensation Actually Paid calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year end date.

For stock options awards, updated market input assumptions (stock price, risk free interest rate, volatility, expected term, and future dividend yield expectations) have been used to determine the fair values of outstanding awards as of the identified vesting dates and the relevant fiscal year end dates using the Black Scholes Merton option pricing model.
Synchronoss Technologies 53

(5)	The non-PEO NEOs for each year reported are as follows:

Year	First PEO	Second PEO	NEOs included in Average
2024	Jeff Miller	n/a	Lou Ferraro, Pat Doran, Christina Gabrys
2023	Jeff Miller	n/a	Lou Ferraro, Chris Hill, Pat Doran, Christina Gabrys
2022	Jeff Miller	n/a	Lou Ferraro, Chris Hill, Pat Doran, Christina Gabrys, Taylor Greenwald
2021	Jeff Miller	n/a	Taylor Greenwald, Chris Hill, Pat Doran, Lou Ferraro, Ron Prague, David Clark
2020	Jeff Miller	Glenn Lurie	David Clark, Chris Hill, Pat Doran, Ron Prague, Mary Clark

The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.
(6)
In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid on average to our non-PEO NEOs during fiscal year 2024, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

2024
Fiscal Year	Avg NEO
SCT Total	1,528,901
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(880,000)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,495,449
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	6,069,208
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	12,046
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	0
Compensation Actually Paid	8,225,604

(7)
Calculated in the same manner as required under Item 201(e) of Reg S-K, measuring the TSR from the market close on the last trading day before the earliest fiscal year in table through to and including the end of the fiscal year for which TSR is calculated.

(8)	The peer group TSR represents the Nasdaq Computer Index (IXHC) in line with the stock performance chart on page 42 in our 10-K.
(9)	Adjusted EBITDA is a non-GAAP financial measure.
54 Synchronoss Technologies

Descriptions between Compensation Actually Paid and Total Shareholder Return
The chart below provides an illustration of the relationship between Compensation Actually Paid and the total shareholder return of Synchronoss and the Nasdaq Computer Index.

Synchronoss Technologies Inc. CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2019
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
$350
$300
$250
$200
$150
$100
$50
$0
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
($51.56)
$0.72
($2.73)
$150
$99
$207
$1.64
($1.01)
$51
($17.24)
($7.07)
$133
$13
$3.08
$1.17
$221
$15
$31.13
$301
$8.23
$22
PEO CAP ($M) - Glenn Lurie
PEO CAP ($M) - MILLER, JEFFREY
Avg NEO CAP ($M)
SNCR TSR
NASDAQ Computer TSR

(1)
PEO data for 2024, 2023, 2022 and 2021 represent the compensation actually paid to Jeff Miller only in those years. 2020 PEO data includes a bar for Jeff Miller’s compensation actually paid in the year and a bar for Glenn Lurie’s compensation actually paid in the year.

Descriptions between Compensation Actually Paid and Net Income
The chart below provides an illustration of the relationship between Compensation Actually Paid and Net Income.

Synchronoss Technologies Inc. CAP vs Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
($10.4)
$0.72
($2.73)
($51.56)
($1.01)
$1.64
($23.1)
($7.7)
($17.24)
($7.07)
$3.08
$1.17
($54.6)
$6.2
$31.13
$8.23
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Glenn Lurie
PEO CAP ($M) - MILLER, JEFFREY
Avg NEO CAP ($M)
Net Income ($M)

(1)
PEO data for 2024, 2023, 2022 and 2021 represent the compensation actually paid to Jeff Miller only in those years. 2020 PEO data includes a bar for Jeff Miller’s compensation actually paid in the year and a bar for Glenn Lurie’s compensation actually paid in the year.

Synchronoss Technologies 55

Descriptions between Compensation Actually Paid and Adjusted EBITDA
The chart below provides an illustration of the relationship between Compensation Actually Paid and Adjusted EBITDA.

Synchronoss Technologies Inc. CAP vs Adjusted EBITDA
Compensation Actually Paid ($M)
Adjusted EBITDA
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
$60
$50
$40
$30
$20
$10
$0
$0.72
($2.73)
($51.56)
$13.3
$1.64
($1.01)
$18.7
$27.7
($7.07)
($17.24)
$3.08
$1.17
$31.4
$31.13
$50.4
$8.23
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Glenn Lurie
PEO CAP ($M) - MILLER, JEFFREY
Avg NEO CAP ($M)
Adjusted EBITDA ($M)

(1)
PEO data for 2024, 2023, 2022 and 2021 represent the compensation actually paid to Jeff Miller only in those years. 2020 PEO data includes a bar for Jeff Miller’s compensation actually paid in the year and a bar for Glenn Lurie’s compensation actually paid in the year.

Most Important Performance Measures
The table below represents the most important financial performance measures used by the Company to link compensation actually paid to our named executive officers to the Company’s performance for fiscal year 2024, as discussed further in our Compensation Discussion and Analysis (CD&A).

Revenue
Net Cash Flow
Operating Income
Adjusted EBITDA

56 Synchronoss Technologies

Report of the Audit Committee(1)
The Audit Committee of the Board consists of the four non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that Laurie Harris is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.
The principal purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is responsible for selecting and engaging the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing the Company’s financial statements and the Company’s financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as expressing an opinion on the effectiveness of our internal control over financial reporting as of December 31, 2024. The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “10-K”).
The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Statement on Auditing Standards No. 61, as amended or supplemented, entitled “Communications with Audit Committees.” Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of December 31, 2024 be included in the 10-K for filing with the United States Securities and Exchange Commission.
Submitted by the following members of the Audit Committee:
Laurie L. Harris, Chair
Kristin S. Rinne
Martin F. Bernstein
Kevin M. Rendino
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Synchronoss Technologies 57

Equity Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of April 14, 2025 by:
•	Each person, or group of affiliated persons, who is known to us to own beneficially more than five percent (5%) of our Common Stock;
•	Each of our named executive officers;
•	Each of our current directors; and
•	All of our current directors and executive officers as a group.
The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 14, 2025.
As of April 14, 2025, 11,498,479 shares of our Common Stock were outstanding. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The information does not necessarily indicate beneficial ownership for any other purposes. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise set forth below, the street address of the beneficial owner is c/o Synchronoss Technologies, Inc., 200 Crossing Boulevard, 8th Floor, Bridgewater, NJ 08807.

	Common Stock Beneficially Owned
Name	Shares	%
180 Degree Capital Corp.(1)	888,893	7.7
Allspring Global Investments, LLC(2)	590,372	5.1
Directors, Current Executive Officers and Named Executive Officers
Stephen Waldis(3)	128,669	1.1
Jeffrey Miller(4)	549,930	4.8
Patrick Doran(5)	206,286	1.8
Louis Ferraro Jr.(6)	157,350	1.4
Christina Gabrys(7)	82,298	*
Kristin Rinne(8)	68,515	*
Mohan Gyani(9)	59,389	*
Laurie Harris(10)	61,021	*
Martin Bernstein(11)	63,832	*
Kevin Rendino(12)	914,005	7.9
All current executive officers and directors as a group (10 persons)(13)		19.9

*	Less than 1%
(1)
180 Degree Capital Corp. beneficially owns 888,893 shares of Common Stock, with shared voting power with respect to 888,893 of such shares and shared dispositive power with respect to 888,893 of such shares. 180 Degree Capital Corp. disclaims beneficial ownership of 34,105 of these shares that are beneficially owned by a separately managed account (“SMA”). 180 Degree Capital Corp. has shared dispositive and voting power over these shares through its position as Investment Manager of the SMA. 180 Degree Capital Corp. disclaims beneficial ownership of these shares owned by SMA except for its pecuniary interest therein. Responsibility for all investment decisions has been delegated to two of its directors, Kevin M. Rendino and Daniel B. Wolfe, and therefore, Messrs. Rendino and Wolfe may be deemed to have voting and investment power with respect to the shares held by 180 Degree. The address for 180 Degree Capital Corp. is 7 N. Willow Street, Suite 4B, Montclair, New Jersey 07042. The foregoing information is based on a Schedule 13D filed by 180 Degree Capital Corp. on December 19, 2023.

58 Synchronoss Technologies

(2)
Allspring Global Investments Holdings, LLC. beneficially owns 590,372 shares of Common Stock, with sole voting power with respect to 569,181 of such shares and sole dispositive power with respect to 590,372 of such shares. Allspring Global Investments, LLC has sole voting power with respect to 85,824 of such shares with sole dispositive power with respect to 589,826 of such shares. The address for Allspring Global Investments Holdings, LLC is 525 Market Street, 10th Floor, San Francisco, CA 94105. The foregoing information is based on a Schedule 13G filed by Allspring Global Investments Holdings, LLC on January 12, 2024.

(3)	Includes 24,000 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase.
(4)	Includes 173,930 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Includes 15,492 shares subject to options exercisable within 60 days of April 14, 2025.
(5)	Includes 63,657 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Includes 6,502 shares subject to options exercisable within 60 days of April 14, 2025.
(6)
Includes 54,784 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Includes 2,421 shares subject to options exercisable within 60 days of April 14, 2025. Excludes 1,852 shares subject to options not exercisable within 60 days of April 14, 2025.

(7)	Includes 35,229 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Includes 2,421 shares subject to options exercisable within 60 days of April 14, 2025.
(8)	Includes 24,000 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase.
(9)	Includes 24,000 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase.
(10)	Includes 24,000 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase.
(11)	Includes 24,000 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase.
(12)
Includes 24,000 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Excludes 2,222 shares subject to options not exercisable within 60 days of April 14, 2025. Includes 888,893 shares of Common Stock beneficially owned by 180 Degree Capital as set forth in Note (1) above. Pursuant to an assignment and assumption agreement between Mr. Rendino and 180 Degree, Mr. Rendino has assigned all economic and beneficial interest in his common stock, restricted Common Stock subject to the Company’s lapsing right of repurchase and options (and the shares of Common Stock issuable upon exercise thereof) to 180 Degree.

(13)
Includes 471,600 shares of restricted Common Stock subject to the Company’s lapsing right of repurchase. Includes 26,836 shares subject to options exercisable within 60 days of April 14, 2025. Excludes 4,074 shares subject to options not exercisable within 60 days of April 14, 2025.

Synchronoss Technologies 59

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of copies of the reports filed with the SEC pursuant to Section 16(a) of the Exchange Act and the written representations of the reporting persons, we believe that all reporting requirements under Section 16(a) of the Exchange Act during 2024 were complied with by each of our directors and officers and each person who beneficially owned more than 10% of our common stock, except for the following:
•	On February 20, 2024, a late Form 4 was filed for each of Jeffrey Miller, Louis Ferraro, Patrick Doran and Christina Gabrys due to administrative error; and
•
On April 9, 2024, a late Form 4 was filled for each of Jeffrey Miller, Louis Ferraro, Patrick Doran, Christina Gabrys, Stephen Waldis, Martin Bernstein, Laurie Harris, Kristin Rinne, Kevin Rendino and Mohan Gyani due to administrative error.

Related Party Transactions
Other than the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, there has not been, since January 1, 2024, and there is not currently proposed, any transaction, arrangement or relationship in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Such transactions, arrangements or relationships are subject to review, approval or ratification by our Board or a committee composed of members of our Board. Our Audit Committee has the principal responsibility for reviewing related person transactions pursuant to written policies and procedures adopted by our Board, subject to specified exceptions and other than those that involve compensation. In conformance with regulations of the SEC, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our Company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of, or person sharing the household with, any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. In accordance with our policies and procedures, related person transactions shall be completed or shall continue only if approved or ratified by our Audit Committee or the disinterested members of our Board and only if the terms of the transaction are determined to be in, or not to be inconsistent with, the best interests of our Company and our stockholders. The approval of our Compensation Committee is required to approve any transaction that involves compensation to our directors and executive officers. This approval process does not apply to any transaction that is available to all of our employees generally.
60 Synchronoss Technologies

Other Matters
Our Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals that are timely and comply with the provisions of our amended and restated bylaws (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Synchronoss Technologies 61

PROPOSAL 1
ELECTION OF DIRECTORS

The Board Recommends you vote FOR the election of director nominees

Our Board currently consists of seven directors divided into three classes with staggered three-year terms. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each director nominated for election to our Board this year as Class I directors, his or her age as of April 14, 2025, the position and office held with us and certain biographical information are set forth below. The two directors to be elected will hold office until the 2028 Annual Meeting of Stockholders and until his or her successor is elected, or until his or her death, resignation or removal. It is our policy to encourage nominees for director to attend the Annual Meeting. All of our then serving directors attended our 2024 Annual Meeting of Stockholders.
Our directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the two nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. An instruction to “Withhold” authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of a candidate for director. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board, if any. Each nominee for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
BOARD OF DIRECTOR COMPOSITION
The following table includes the name, age, position, class and term expiration year for each of our directors and is current as of the date of this Proxy Statement.

Name	Age	Position	Class	Term Expiration Year
Laurie Harris	66	Director	Class I	2025
Jeffrey Miller	61	President, CEO and Director	Class I	2025
Kristin S. Rinne	70	Director	Class II	2026
Martin F. Bernstein	38	Director	Class II	2026
Mohan Gyani	73	Director	Class III	2027
Stephen G. Waldis	57	Chair of the Board	Class III	2027
Kevin M. Rendino	58	Director	Class III	2027

62 Synchronoss Technologies

DIRECTOR QUALIFICATIONS
The following paragraphs provide information as of the date of this Proxy Statement about each member of our Board, including the nominees. In addition to the information presented below regarding each director’s experience and qualifications that lead our Board to the conclusion that he or she should serve as a director of our Company in light of our business and structure, we also believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to our Company and our Board.
DIRECTOR NOMINEES
The Board of Directors recommends that stockholders vote “FOR” the two nominees listed below:

LAURIE L. HARRIS Director Since: 2019 Synchronoss Committees: • Audit (Chair) • Nominating/Corporate Governance
Laurie L. Harris served as global engagement audit partner at PricewaterhouseCoopers LLP (PwC), a global and top-tier assurance, tax and advisory firm, for 25 years before retiring in 2018. Ms. Harris currently serves as a director of International Workplace Group, plc, Hagerty, Inc. and on several private company boards. Ms. Harris received a bachelor of science degree in business administration from the University of Southern California and is a licensed CPA in New York and California. Our Board believes Ms. Harris’ qualifications to sit on our Board include her extensive financial experience and her more than three decades of experience advising large public companies, private equity backed entities and Fortune 100 organizations.

JEFFREY G. MILLER Director Since: 2021 Synchronoss Committees: • Business Development (Chair)
Jeffrey G. Miller has served as our President, Chief Executive Officer and a Director since March 2021, after holding the position of interim President and Chief Executive Officer since September 2020. Mr. Miller joined Synchronoss as Chief Commercial Officer in October 2018. Mr. Miller previously served as President of IDEAL Industries Technology Group from December 2017 to October 2018. Prior to IDEAL, Mr. Miller held several senior sales and operations positions at Motorola during a 16-year tenure, most recently as Corporate Vice President and General Manager of Operations in North America for Motorola Mobility, LLC. Mr. Miller received a degree in business from Miami University of Ohio and a master’s degree in Business Administration from The Ohio State University. Our Board believes Mr. Miller’s qualifications to sit on our Board include his broad experience in the software and services industry and his experience with our Company.

Synchronoss Technologies 63

Continuing Directors — Term Ending in 2026

KRISTIN S. RINNE Director Since: 2018 Synchronoss Committees: • Audit • Compensation • Nominating/Corporate Governance (Chair)
Kristin S. Rinne held various senior positions at AT&T, including heading the company’s networks technologies organization, until she retired in 2014. Ms. Rinne brought early leadership in deploying GSM technology in the United States, setting the stage for the success of the 3GPP family of technologies. Ms. Rinne formerly held the positions of CTO of Cingular Wireless, vice president of technology strategy for SBC Wireless and managing director of operations at Southwestern Bell Mobile Services. Her contributions to the industry also include serving as chairperson of the Board of Governors at 3G Americas, LLC, and the Alliance for Telecommunications Industry Solutions (ATIS). Ms. Rinne is a “Women in Technology Hall-of-Famer”, as well as a member of the “Wireless Hall of Fame,” and was named among Fierce Wireless’ “Top 10 Most Influential Women in Wireless” list from 2011 through 2014. She sits on the board of directors for Ericsson LM Telephone Co and serves as the Chair of the technology and science committee, as well as sitting on the Board of Trustees at Washburn University Foundation. Ms. Rinne holds a bachelor’s degree from Washburn University. Our Board believes Ms. Rinne’s qualifications to sit on our Board include her extensive experience in the telecommunications industry.

MARTIN F. BERNSTEIN Director Since: 2021 Synchronoss Committees: • Audit • Compensation • Business Development
Martin F. Bernstein has served on the Board since July 2021. Mr. Bernstein brings extensive experience working with management teams and boards on capital allocation strategies, governance, financing and operational turnarounds. He is currently the managing partner of Amber Hill Capital, an independent sponsor investing alongside a group of large family offices in control and minority transactions. He has led numerous investments across technology, transportation, automotive, aerospace, manufacturing, power, infrastructure, wellness and other sectors. Mr. Bernstein previously served as the Head of Private Investments with B. Riley Principal Investments from March 2021 until March 2024. Prior to joining B. Riley, Mr. Bernstein was with Anchorage Capital and led investments across capital structures, including public equities, private equity, performing credit, bank debt and distressed debt and restructuring situations from the firm’s New York and London offices. He previously worked as an analyst at Bocage Capital and was on the investment team for the endowment at Howard Hughes Medical Institute. Mr. Bernstein currently serves on the board of Granite Medspa Holdings, LLC. Mr. Bernstein earned an AB in history from Dartmouth College. Our Board believes Mr. Bernstein’s qualifications to sit on our Board include his extensive experience working with management teams and boards on capital allocation strategies, governance, financing and operational turnarounds.

64 Synchronoss Technologies

Continuing Directors — Term Ending in 2027

STEPHEN G. WALDIS Founder and Former Chief Executive Officer Chairperson of the Board Director Since: 2000 Synchronoss Committee: • Business Development
Stephen G. Waldis has served as our Chairperson 2001, Chief Executive Officer from 2000 until January 2017 and as a director since founding Synchronoss in 2000. From 2000 until 2011, Mr. Waldis also served as President. From 1994 to 2000, Mr. Waldis served as Chief Operating Officer at Vertek Corporation, a privately held professional services company serving the telecommunications industry. From 1992 to 1994, Mr. Waldis served as Vice President of Sales and Marketing of Logical Design Solutions, a provider of telecom and interactive solutions. From 1989 to 1992, Mr. Waldis worked in various technical and product management roles at AT&T. Mr. Waldis received a Bachelor of Arts degree in corporate communications from Seton Hall University. Our Board believes Mr. Waldis’ qualifications to sit on our Board include his extensive experience in the software and services industry and previously serving as our Chief Executive Officer and one of our founders.

MOHAN S. GYANI Director Since: 2019 Synchronoss Committees: • Compensation (Chair) • Business Development
Mohan S. Gyani held several executive positions in the telecommunications industry including at AT&T Wireless from 2000 until he retired in 2003 as President and Chief Executive Officer of AT&T Wireless Mobility Services. Prior to AT&T, Mr. Gyani was Executive Vice President and CFO of AirTouch from 1994 to 1999. Mr. Gyani has served on numerous public and private company boards and is currently a member of the Board of Directors of Digital Turbine. Mr. Gyani received a bachelor’s degree and master’s in business administration from San Francisco State University. Our Board believes Mr. Gyani’s qualifications to sit on our Board include his extensive experience in the telecom and wireless industries and in senior financial positions.

Synchronoss Technologies 65

KEVIN M. RENDINO Director Since: 2023 Synchronoss Committees: • Audit • Business Development
Kevin M. Rendino has served as Chairman, Chief Executive Officer and Portfolio Manager of 180 Degree Capital Corp. since March 2017 and on its board of directors since June 2016. Prior to joining 180 Degree Capital, Mr. Rendino was the value team leader on the Basic Value Fund at BlackRock/Merrill Lynch for over 20 years. He is a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and The Wall Street Journal. Mr. Rendino served as Chairman and Chief Executive Officer of RJG Capital from 2012 to 2016, on the Board of Directors of Rentech Inc. from May 2016 to February 2018, on the Board of Directors of TheStreet, Inc. from November 2017 to August 2019, and on the Board of Directors of Synacor from 2019 to 2021. He graduated from the Carroll School of Management at Boston College with a Bachelors in Science.

66 Synchronoss Technologies

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its formation in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s amended and restated by-laws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
To ratify the selection by the Audit Committee of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ended December 31, 2025, the Company must receive a “For” vote from the majority of all the outstanding shares that are present at the Annual Meeting or represented by proxy and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” the proposal and will have no effect on the proposal. Because this proposal is a routine matter, a broker or other nominee may generally vote on this proposal.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2024 and December 31, 2023 by Ernst & Young LLP, the Company’s principal accountant. All services described below for 2024 and 2023 were approved by the Audit Committee.

	Fiscal Year Ended
	2024	2023
	(In thousands)
Audit Fees(1)	$2,011	$2,189
Audit Related(2)	$	$
Tax Services		$$50
Other		$$0
Total Fees	$2,011	$2,239

(1)
For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements and internal control over financial reporting for the years ended December 31, 2024 and 2023. The audit fees also include the review of quarterly financial statements included in the Company’s quarterly reports on Form 10-Q, statutory audits of foreign subsidiaries and other regulatory filings or similar engagements.

(2)
Audit related fees consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16 to report on the controls and services provided to customers by service organizations.

Synchronoss Technologies 67

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy, subject to certain permitted exceptions for certain de minimis services, is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence. The independent registered public accounting firm and management are required to meet with the audit committee to review and discuss our annual and quarterly financial statements and related disclosures, as well as our critical accounting policies and practices. Additionally, the audit committee is responsible for reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements. All of the services of Ernst & Young LLP for 2023 and 2024 described above were pre-approved by the audit committee.

The Board Recommends you vote FOR Proposal 2

68 Synchronoss Technologies

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting our stockholders to vote, on an advisory basis, on the compensation of our named executive officers (NEOs) as described in the “Compensation of Executive Officers” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, occurs on an annual basis, with the next such advisory vote being scheduled for the 2026 annual meeting of stockholders, and gives our stockholders the opportunity to express their views on the compensation of our NEOs.
COMPENSATION PROGRAM AND PHILOSOPHY
Our executive compensation philosophy and programs are designed to attract, retain, and motivate high-quality executives who possess the diverse skills and talents required to help us achieve our short and long-term financial and strategic goals. We believe that our executive compensation programs foster a performance-oriented culture that aligns our executives’ interests with those of our stockholders over the long term. We believe that the compensation of our executives is both appropriate for and responsive to the goal of improving stockholder value. Specifically, we tie a significant portion of executive compensation to stockholder return in the form of at-risk or variable realizable compensation. The approval, on an advisory basis, of the compensation of the Company’s NEOs requires a “For” vote from the majority of all of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal.
COMPENSATION DISCUSSION AND ANALYSIS
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the tables and narrative discussion that follow for detail about our executive compensation programs, including information about the fiscal year 2024 compensation of our NEOs.
RECOMMENDATION
For the above reasons, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:
RESOLVED:
That the stockholders approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders.
Even though this say-on-pay vote is advisory and therefore will not be binding, our Compensation Committee and our Board value the opinions of our stockholders. Accordingly, we expect to take into account the outcome of the vote when considering future executive compensation decisions.

The Board Recommends you vote FOR Proposal 3

Synchronoss Technologies 69

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
If you wish to submit a proposal for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A and Rule 14a-8, in conformance with the Company’s by-laws and submitted in writing to Synchronoss Technologies, Inc., 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey 08807, Attn: Secretary, to be received no later than the close of business on December 31, 2025 (120 days before the first anniversary of the date this Proxy Statement is released to stockholders). However, if the date of the Annual Meeting of Stockholders is changed by more than 30 days from the first anniversary of this Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials.
If you wish to submit a proposal to be presented at the 2026 Annual Meeting of Stockholders but which will not be included in the Company’s proxy materials, your proposal must be submitted in writing and in conformance with our by-laws to Synchronoss Technologies, Inc., 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey 08807, Attn: Secretary, no later than the close of business on the 45th day prior to the first anniversary of the date this Proxy Statement is released to stockholders (March 15, 2026), nor earlier than the close of business on the 75th day prior to the first anniversary of the date this Proxy Statement is released to stockholders (February 13, 2026). In the event that the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the first anniversary of this Annual Meeting, then notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses (including our corporate website at www.synchronoss.com) are intended to provide inactive, textual references only and are not intended to be active hyperlinks in this proxy. The information on these websites is not part of this Proxy Statement.
70 Synchronoss Technologies

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Christina Gabrys
Chief Legal Officer, Secretary
Synchronoss Technologies, Inc.
200 Crossing Boulevard, 8th Floor
Bridgewater, NJ 08807
(800) 575-7606
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend and vote at the Annual Meeting, please vote using the internet or by telephone or by signing and returning a proxy card, if you have received one, so that your shares will be represented at the Annual Meeting. The form of Notice and this Proxy Statement have been approved by the Board of Directors and are being mailed, delivered, or made available to stockholders by its authority.
The Board of Synchronoss Technologies, Inc.
Bridgewater, New Jersey
April 29, 2025
Synchronoss Technologies 71

Headquarters

Synchronoss Technologies
200 Crossing Blvd, 8th floor
Bridgewater, NJ 08807

Key International Locations

Synchronoss Technologies
The Academy
42 Pearse Street, 1st floor
Dublin 2, Ireland

Synchronoss Technologies
Subramayna No 12 Bannerghatta Road
Bangalore, India 560076

synchronoss

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/SNCR2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Laurie L. Harris   02) Jeffrey G. Miller

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. To approve on a non-binding advisory basis the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000660109_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

SYNCHRONOSS TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 10, 2025 11:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christina B. Gabrys and Cara Blaszka, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNCHRONOSS TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 10, 2025, at 11:00 A.M. Eastern Time, via a live webcast at www.virtualshareholdermeeting.com/SNCR2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000660109_2 R1.0.0.2